EXHIBIT 10.24















===============================================================================


                           SECOND AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                           DATED AS OF OCTOBER 9, 1995

                                     BETWEEN

                               AZIMUTH CORPORATION

                                       and

                            BANK OF AMERICA ILLINOIS


===============================================================================

                                TABLE OF CONTENTS



                                                                            PAGE


1.  DEFINITIONS AND OTHER TERMS..............................................  2
    1.1  Definitions.........................................................  2
    1.2  Other Definitional Provisions....................................... 12
    1.3  Interpretation of Agreement......................................... 13
    1.4  Compliance with Financial Restrictions.............................. 13

2.  LOANS; OTHER MATTERS..................................................... 13
    2.1  Term Loan........................................................... 13
    2.2  Loan Account; Demand Deposit Account................................ 13
    2.3  Interest and Fees................................................... 14
           2.3.1  Interest................................................... 14
           2.3.2  Additional Fee............................................. 14
           2.3.3  Method of Calculating Interest and Fees.................... 14
           2.3.4  Payment of Interest and Fees................................14
    2.4  Note    ............................................................ 14
    2.5  One Obligation...................................................... 14
    2.6  Making of Payments; Application of Collections;
                 Charging of Accounts........................................ 15
    2.7  Lender's Election Not to Enforce.................................... 16
    2.8  Setoff  ............................................................ 16
    2.9  Refinancing Fee..................................................... 17

3.  COLLATERAL............................................................... 17
    3.1  Grant of Security Interest.......................................... 17
    3.2  Accounts Receivable................................................. 18
    3.3  Inventory........................................................... 22
    3.4  Equipment........................................................... 23
    3.5  Supplemental Documentation.......................................... 23
    3.6  Other Security...................................................... 24

4.  REPRESENTATIONS AND WARRANTIES........................................... 24
    4.1  Organization........................................................ 24
    4.2  Authorization....................................................... 25
    4.3  No Conflicts........................................................ 25
    4.4  Validity and Binding Effect......................................... 25
    4.5  No Default.......................................................... 25
    4.6  Financial Statements................................................ 26
    4.7  Insurance........................................................... 26
    4.8  Litigation; Contingent Liabilities.................................. 26
    4.9  Liens   ............................................................ 26
    4.10  Subsidiaries....................................................... 27
    4.11  Partnerships; Joint Ventures....................................... 27
    4.12  Business and Collateral Locations.................................. 27
    4.13  Real Property...................................................... 28
    4.14  [Intentionally Left Blank.]........................................ 28

                                                                            PAGE


     4.15  Control of Collateral; Lease of Property.......................... 28
     4.16  Patents, Trademarks, etc.......................................... 28
     4.17  Solvency.......................................................... 28
     4.18  Contracts; Labor Matters.......................................... 28
     4.19  Pension and Welfare Plans......................................... 29
     4.20  Regulation U...................................................... 30
     4.21  Compliance........................................................ 30
     4.22  Taxes  ........................................................... 30
     4.23  Investment Company Act Representation............................. 30
     4.24  Public Utility Holding Company Act
             Representation.................................................. 30
     4.25  Environmental and Safety and Health Matters....................... 30
     4.26  Related Agreements................................................ 31

5.  BORROWER COVENANTS....................................................... 32
     5.1  Financial Statements and Other Reports............................. 32
            5.1.1  Financial Reports......................................... 32
                    (a)  Annual Audit Report................................. 32
                    (b)  Quarterly Financial Statement....................... 32
                    (c)  Monthly Financial Statement......................... 32
                    (d)  Officer's Certificate............................... 33
            5.1.2  Other Reports............................................. 33
                    (a)  SEC and Other Reports............................... 33
                    (b)  Report of Change Relating to
                         Borrower, Subsidiaries, Partnerships
                         or Joint Ventures................................... 33
                    (c)  Patents, etc........................................ 33
                    (d)  Other Reports....................................... 33
     5.2  Notices ........................................................... 33
            (a)     Default...................................................34
            (b)     Litigation................................................34
            (c)     Judgment..................................................34
            (d)     Pension Plans and Welfare Plans...........................34
            (e)     Business and Collateral Information.......................34
            (f)     Change of Name or Status..................................35
            (g)     Insurance Information.....................................35
            (h)     Environmental and Safety and Health
                    Matters...................................................35
            (i)     Material Adverse Change...................................35
            (j)     Default by Others.........................................35
            (k)     Moveable Collateral.......................................35
            (l)     Change in Management or Line(s) of
                    Business..................................................36
            (m)     Other Notices.............................................36
     5.3  Existence...........................................................36
     5.4  Nature of Business..................................................36

                                                                            PAGE


      5.5  Books, Records and Access..........................................36
      5.6  Insurance..........................................................37
      5.7  Insurance Survey...................................................38
      5.8  Repair  ...........................................................38
      5.9  Taxes   ...........................................................38
      5.10  Compliance........................................................39
      5.11  Pension Plans.....................................................39
      5.12  Merger, Purchase and Sale.........................................39
      5.13  Restricted Payments...............................................40
      5.14  Borrower's and Subsidiaries' Stock................................41
      5.15  Indebtedness......................................................41
      5.16  Liens  ...........................................................42
      5.17  Guaranties........................................................42
      5.18  Investments.......................................................42
      5.19  Subsidiaries......................................................43
      5.20  Leases ...........................................................43
      5.21  Change in Accounts Receivable.....................................43
      5.22  Future Environmental Assessments..................................43
      5.23  [Intenionally Left Blank].........................................44
      5.24  Unconditional Purchase Options....................................44
      5.25  Use of Proceeds...................................................44
      5.26  Transactions with Related Parties................................ 44
      5.27  Modification of Subordinated Debt, etc............................45
      5.28  Restrictive Agreements............................................45
      5.29  Inconsistent Agreements...........................................45
      5.30  Stock Appreciation Plan...........................................45

6.  DEFAULT.................................................................. 46
      6.1  Event of Default...................................................46
             (a)  Non-Payment.................................................46
             (b)  Non-Payment of Other Indebtedness...........................46
             (c)  Acceleration of Other Indebtedness..........................46
             (d)  Other Obligations...........................................46
             (e)  Insolvency..................................................47
             (f)  Pension Plans...............................................47
             (g)  Non-Compliance With This Agreement..........................48
             (h)  Non-Compliance With Related Agreements......................48
             (i)  Warranty....................................................48
             (j)  Litigation..................................................48
             (k)  Validity....................................................48
             (l)  Conduct of Business.........................................49
             (m)  Board Membership............................................49
             (n)  Material Adverse Change.....................................49
             (o)  Other Loan Agreements.......................................49
      6.2  Effect of Event of Default; Remedies...............................49

                                                                            PAGE



7.       ADDITIONAL PROVISIONS REGARDING COLLATERAL AND LENDER'S
         RIGHTS............................................................. 50
         7.1   Notice of Disposition of Collateral.......................... 50
         7.2   Application of Proceeds of Collateral........................ 50
         7.3   Care of Collateral........................................... 51
         7.4   Performance of Borrower's Obligations........................ 51
         7.5   Lender's Rights.............................................. 51

8.       CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER
         MATTERS............................................................ 52
         8.1          Conditions Precedent.................................. 52
                      8.1.1  Security Interest.............................. 52
                      8.1.2  Financial Statements........................... 52
                      8.1.3  Other Loan Agreements.......................... 52
                      8.1.4  Blocked Account; Lock Box...................... 52
                      8.1.5  Effect of Law.................................. 52
                      8.1.6  Exhibits; Schedules............................ 52
                      8.1.7  Fees........................................... 53
                      8.1.8  Documents...................................... 53
                      (a)  Resolutions...................................... 53
                      (b)  Incumbency Certificates.......................... 53
                      (c)     Borrower's Certificate........................ 53
                      (d)     Accountant's Letter........................... 53
                      (e)     Bylaws........................................ 54
                      (f)     Charter....................................... 54
                      (g)     Registration; Good Standing................... 54
                      (h)     Legal Opinion................................. 54
                      (i)     Insurance..................................... 54
                      (j)     Landlord's Consents........................... 54
                      (k)  Note............................................. 54
                      (l)  Guaranty......................................... 54
                      (m)  Pledge Agreement................................. 54
                      (n)     Other Documents............................... 55
         8.2          Further Conditions Precedent; Certification........... 55
                      (a)     No Change in Condition........................ 55
                      (b)     Default....................................... 55
                      (c)     Insurance..................................... 55
                      (d)     Warranties.................................... 55
                      (e)     Accounting Methods............................ 55

9.  INDEMNITY............................................................... 56
         9.1          Environmental and Safety and Health Indemnity......... 56
         9.2          General Indemnity..................................... 56
         9.3          Capital Adequacy...................................... 57
         9.4          Other Indemnities..................................... 57

                                                                            PAGE




10.  ADDITIONAL PROVISIONS................................................... 57

11.  GENERAL..................................................................58
         11.1  Borrower Waiver................................................58
         11.2  Power of Attorney..............................................58
         11.3  Expenses; Attorneys' Fees......................................59
         11.4  Lender Fees and Charges........................................60
         11.5  Lawful Interest................................................60
         11.6  No Waiver by Lender; Amendments................................60
         11.7  Termination of Credit..........................................60
         11.8  Notices........................................................61
         11.9  Assignments and Participations; Information....................61
         11.10  Severability..................................................62
         11.11  Successors....................................................62
         11.12  Construction..................................................62
         11.13  Consent to Jurisdiction.......................................62
         11.14  Subsidiary Reference..........................................62
         11.15  WAIVER OF JURY TRIAL..........................................63
         11.16  Prior Actions.................................................63

12.      BORROWER GUARANTY....................................................63
         12.1  Guaranty of Payment............................................63
         12.2  Obligations Absolute, Unconditional, etc.......................63
         12.3  Waiver of All Defenses.........................................65
         12.4  Payment, etc., by Borrower.....................................67
         12.5  Subrogation....................................................68

                         LIST OF EXHIBITS AND SCHEDULES


Exhibits:

Exhibit A                       [Reserved]
Exhibit B                       [Reserved]
Exhibit C                       Form of Term Note
Exhibit D                       Form of Insurance Endorsement (ss.5.6)
Exhibit E                       Form of Pledge Agreement
Exhibit F                       [Reserved]
Exhibit G                       Form of Guaranty
Exhibit H                       Form of Landlord's Consent
Exhibit I                       Form of Borrower's Counsel Opinion (ss.8.1.8(h))


Schedules:

Schedule 4.1                    Borrower Trade Names, State of Incorporation
                                    & Qualification
Schedule 4.3                    Schedule of Conflicts
Schedule 4.5                    Schedule of Defaults
Schedule 4.7                    Insurance Summary
Schedule 4.8                    Schedule of Litigation & Contingent Liabilities
Schedule 4.9                    Schedule of Liens
Schedule 4.10                   Schedule of Subsidiaries
Schedule 4.11                   Schedule of Partnerships & Joint Ventures
Schedule 4.12                   Schedule of Business & Collateral Locations
Schedule 4.13                   Schedule of Real Property Descriptions and
                                  Owners
Schedule 4.15                   Schedule of Leases
Schedule 4.16                   Schedule of Patents, Trademarks & Copyrights
Schedule 4.18                   Schedule of Labor Matters
Schedule 4.19                   Schedule of Contingent Employee Benefit Plan
                                  Liabilities
Schedule 4.21                   Schedule of Noncompliance
Schedule 4.25                   Schedule of Environmental Matters
Schedule 5.13                   Schedule of Restricted Payments
Schedule 5.15                   Schedule of Indebtedness
Schedule 5.18                   Schedule of Investments
Schedule 5.28                   Schedule of Restrictive Agreements

                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT



         THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as from time to time amended, modified or supplemented, this "Agreement") is made as of the 9th day of October, 1995 by and between BANK OF AMERICA ILLINOIS (formerly Continental Bank N.A.), an Illinois banking corporation, having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 ("Lender"), and AZIMUTH CORPORATION, a Delaware corporation ("Borrower").

                                    RECITALS

         1. On January 16, 1991, Borrower and Lender entered into a Loan Agreement (such Loan Agreement, as amended to the date hereof, being herein referred to as the "Original Loan Agreement"; and the other capitalized terms used herein shall have the meanings set forth in Section 1.1) pursuant to which Lender has made revolving loans and a term loan to Borrower.

         2. Borrower and Lender desire that the Original Loan Agreement be amended and restated on the terms and conditions set forth herein to, among other things, set forth the terms and conditions under which Lender hereafter will extend Loans to Borrower; it being the intention of Borrower and Lender that this Agreement and the execution and delivery of any substituted promissory notes not effect a novation of the obligations of Borrower to Lender under the Original Loan Agreement but merely a restatement and, where applicable, a substitution of the terms governing and evidencing such obligations hereafter.

         3. As security for the loans made or to be made by Lender to, or for the account of, Borrower, (a) Borrower has caused Borrower's Subsidiaries, Delaware Electro Industries, Inc., a Delaware corporation ("Delaware"), Contempo Design, Inc., an Illinois corporation ("Contempo"), and Contempo Design West, Inc., a Delaware corporation ("Contempo West"), to grant Lender a lien on, and a security interest in, all of their respective assets, (b) Borrower has executed and delivered a pledge of all or a majority of the issued and outstanding capital stock of Delaware, Contempo and Contempo West, and (c) Delaware, Contempo and Contempo West have executed a guaranty whereby such companies jointly and severally guaranty the full and prompt payment and performance of all obligations of Borrower to Lender in connection with the Original Loan Agreement.

         4. Concurrently with the consummation of the transactions
contemplated hereby, each of Delaware, Contempo and Contempo West will enter into a Loan and Security Agreement and related documentation with Lender whereby Delaware, Contempo and Contempo West shall each assume a portion of the "Liabilities" under and as defined in the Original Loan Agreement that are represented by "Revolving Loans" under and as defined in the Original Loan Agreement. Borrower shall guarantee the payment and performance of such assumed liabilities and all other obligations of Delaware, Contempo and Contempo West to Lender (and each such entity shall guarantee the payment and performance of all obligations of the other such entities to Lender).

         Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the Original Loan Agreement is hereby amended and restated in its entirety, and the parties hereto agree, as follows:

1.   DEFINITIONS AND OTHER TERMS.

     1.1 Definitions. In addition to terms defined elsewhere in this Agreement or any Supplement, Schedule or Exhibit hereto, when used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

                  "Account Debtor" shall mean any Person who is or who may become obligated to Borrower or any other Obligor, as applicable, under, with respect to, or on account of an Account Receivable, Contract Right, General Intangible or other Collateral or Third
Party Collateral.

                  "Account Receivable" shall mean any account of Borrower and any other right of Borrower or any other Obligor, as applicable, to payment, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance (excluding any Contract Right).

                  "Assignee Deposit Account" shall have the meaning ascribed to such term in Section 3.2(d).

                  "Attorneys' Fees" shall mean the reasonable value of the services (and reasonable costs, charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Lender (including, but not limited to, attorneys and paralegals who are employees of Lender) from time to time (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement, any Related Agreement, any Supplemental Documentation and all other documents or instruments provided for herein or in any thereof or delivered or to be delivered hereunder or under any thereof or in connection herewith or with any thereof, (ii) to prepare documentation related to the Loans made and other Liabilities incurred hereunder, (iii) to prepare any amendment to or waiver under this Agreement or any Related Agreement and any documents or instruments related thereto, (iv) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, any Third Party Collateral, this Agreement or any Related Agreement, or Borrower's or any other Obligor's or any Subsidiary's affairs, (v) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral or any Third Party Collateral, (vi) to attempt to enforce any security interest in any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and (vii) to enforce any of Lender's rights to collect any of the Liabilities.

                  "Banking Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

                  "Borrower" -- see Preamble.

                  "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                  "Collateral"  shall have the meaning  ascribed to such term in
Section 3.1, and, where the context requires, shall include "Collateral" as such term is defined in each Other Loan Agreement.

                  "Consolidated  Net Worth" at any date shall mean the excess of
(a) the sum of capital stock, additional paid-in capital, retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries, all as would be shown on a consolidated balance sheet of Borrower and its Subsidiaries, determined in accordance with GAAP, prepared at such date (including minority interests reflected in such balance sheet) over (b) any item which shall not have been classified in such consolidated balance sheet as a liability but which is included within "Indebtedness" as defined herein.

                  "Consolidated Senior Debt-Equity Ratio" at any time shall mean the ratio, expressed as a percentage, of (a) all Indebtedness of Borrower and its Subsidiaries representing any borrowing or financing (excluding Subordinated Debt and intercompany Indebtedness) to (b) the sum of (i) Consolidated Net Worth plus (ii) Subordinated Debt.

                  "Consolidated Senior Interest Coverage Ratio" for any period shall mean the ratio, expressed as a percentage, of (a) the sum of (i) the consolidated pre-tax net income of Borrower and its Subsidiaries for such period plus (ii) consolidated interest expense (including imputed interest expense) of Borrower and its Subsidiaries during such period with respect to all Indebtedness of Borrower and its Subsidiaries representing any borrowing or financing (excluding intercompany Indebtedness) plus (iii) consolidated goodwill amortization of Borrower and its Subsidiaries during such period plus (iv) consolidated depreciation expense of Borrower and its Subsidiaries during such period to (b) the amount calculated pursuant to clause (a)(ii) of this definition (excluding interest expense with respect to Subordinated Debt).

                  "Consolidated Total Debt-Equity Ratio" at any time shall mean the ratio, expressed as a percentage, of (a) all Indebtedness of Borrower and its Subsidiaries representing any borrowing or financing (excluding intercompany Indebtedness) to (b) Consolidated Net Worth.

                  "Consolidated Total Interest Coverage Ratio" for any period shall mean the ratio, expressed as a percentage, of (a) the sum of (i) consolidated pre-tax net income of Borrower and its Subsidiaries for such period plus (ii) consolidated interest expense (including imputed interest expense) of Borrower and its Subsidiaries during such period with respect to all Indebtedness of Borrower and its Subsidiaries representing any borrowing or financing (excluding intercompany Indebtedness) plus (iii) consolidated goodwill amortization of Borrower and its Subsidiaries during such period plus (iv) consolidated depreciation expense of Borrower and its Subsidiaries during such period to (b) the amount calculated pursuant to clause (a)(ii) of this definition.

                  "Contempo" -- see Recitals.

                  "Contempo Amsterdam" shall mean Contempo Design Europe B.V., a Dutch corporation 90% owned by Contempo and 10% owned by an employee thereof.

                  "Contempo West" -- see Recitals.

                  "Contract Right" shall mean any right of Borrower to payment under a contract, which right is not yet earned by performance and not evidenced by an instrument or chattel paper.

                  "Credit" shall mean the facility established under this Agreement pursuant to which Lender will make Loans to Borrower.

                  "Default" shall mean any event or condition which, with the lapse of time or giving of notice to Borrower or both, would constitute an Event of Default.

                  "Default Rate" shall mean, with respect to a Loan, the rate of interest which is applicable to such Loan after any amount thereof is not paid when due, whether by acceleration or otherwise, as determined pursuant to Supplement A.

                  "Delaware" -- see Recitals.

                  "Demand Deposit Account" shall have the meaning ascribed to such term in Section 2.2.

                  "Environmental Laws" shall mean the Clean Air Act of 1970, as amended, 42 U.S.C. ss.7401 et seq., the Clean Water Act, as amended, 33 U.S.C. ss.1251 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq., any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree or other written legal requirement regulating, relating to, or imposing liability or standards of conduct (including, but not limited to, permit requirements, emission or effluent restrictions and other requirements relating to manufacturing, processing, generation, distribution, use, treatment, storage, disposal, clean-up, transport or handling) concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any noise, odor, waste, radiation, pollutant or contaminant or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

                  "Environmental Lien" shall mean a Lien in favor of any entity for (1) any liability under any Environmental Law or (2) damages arising from or costs incurred by such governmental entity in response to a spillage, disposal or release into the environment of any Hazardous Material or any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance.

                  "Equipment" shall mean all equipment of every description, including, without limitation, fixtures, furniture, vehicles and trade fixtures, together with any and all accessions, parts and equipment attached thereto or used in connection therewith, and any substitutions therefor and replacements thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                  "ERISA Affiliate" shall mean any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA, or a member of the same affiliated service group within the meaning of section 414(m) of the Code.

                  "Event of Default" shall have the meaning ascribed to such term in Section 6.1.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Fiscal Quarter" shall mean any quarter of a Fiscal Year.

                  "Fiscal Year" shall mean any period of 12 consecutive calendar months ending on the last day of December.

                  "Fixtures"  shall mean all  fixtures  of Borrower or any other
Obligor,  as  applicable,   of  every  description  and  all  substitutions  and
replacements of any thereof.

                  "Fuse World" shall mean Fuse World, Inc., an Ohio corporation.

                  "Fuse World Acquisition" shall mean (i) the acquisition by Delaware of the outstanding capital stock of Fuse World substantially on the terms set forth in the Fuse World Letter of Intent and (ii) the subsequent dissolution or merger of Fuse World into Delaware; provided, however, that if an acquisition merger is agreed to by Fuse World, then "Fuse World Acquisition" shall mean the acquisition by merger of Fuse World by Delaware substantially on the terms set forth in the Fuse World Letter of Intent.

                  "Fuse World Letter of Intent" shall mean that certain letter dated August 15, 1995 from Steven D. Hollopeter, President of Delaware, to Curtis Marling, President of Fuse World, a copy of which has been presented to Lender.

                  "GAAP" shall mean generally accepted accounting principles as applied in the preparation of the audited financial statements of Borrower referred to in Section 4.6.

                  "General Intangibles" shall mean all of Borrower's intangible personal property, including things in action, causes of action and all other personal property of Borrower of every kind and nature (other than accounts, inventory, equipment, chattel paper, documents, instruments and money), including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, security interests, security deposits or other security held by or granted to Borrower to secure any payment from an Account Debtor, and any rights to indemnification.

                  "Guaranteed Obligations" shall have the meaning ascribed to such term in Section 12.1.

                  "Guaranty" shall have the meaning ascribed to such term in
Section 3.6.

                  "Hazardous Materials" shall mean any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. ss.2011 et seq., as amended or hereafter amended, polychlorinated biphenyls and asbestos in any form or condition.

                  "Impermissible Qualification" shall mean, relative to the opinion or certification of any public accounting firm as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which  relates to the treatment or  classification  of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 3.1 of Supplement A.

                  "Indebtedness" of any Person shall mean, without  duplication,
(i) any obligation of such Person for borrowed money, including, without limitation, (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments and (b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (ii) any obligation of such Person on account of deposits or advances, (iii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable, (iv) any obligation of such Person as lessee under a Capitalized Lease and (v) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

                  "Inventory" shall mean any and all goods (including, without limitation, goods in transit) of Borrower or any other Obligor, as applicable, wheresoever located, which are or may at any time be leased to a lessee, held for sale or lease or furnished under any contract of service by, or held as raw materials, work in process, or supplies or materials used or consumed in the business of, Borrower, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods the sale or other disposition of which has given rise to an Account Receivable, Contract Right or General Intangible and which are returned to and/or repossessed and/or stopped in transit by Borrower or Lender or any agent or bailee of any of them, and all documents of title or other documents representing the same.

                  "Investment" of any Person shall mean any investment, made in cash or by delivery of any kind of property or asset, in any other Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise.

                  "Landlord's   Consent"   shall  mean  a   Landlord's   Consent
substantially in the form of Exhibit H, with appropriate insertions, or such other form as shall be acceptable to Lender, as it may be amended or modified from time to time.

                  "Lender" -- see Preamble.

                  "Liabilities" shall mean all of the liabilities,  obligations, reimbursement obligations in connection with any letter of credit, and indebtedness of Borrower, Delaware, Contempo, Contempo West, any other Subsidiary or any other Obligor to Lender of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including but not limited to (i) Borrower's obligations under any Note, (ii) Borrower's obligations under this Agreement, (iii) interest, charges, expenses, Attorneys' Fees and other sums chargeable to Borrower by Lender under this Agreement or any Related Agreement,
(iv) the obligations of Borrower, Delaware, Contempo, Contempo West, any other Subsidiary or any other Obligor under any Related Agreement, including obligations of performance and (v) the Guaranteed Obligations. "Liabilities" shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.

                  "Lien" shall mean any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, encumbrance or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

                  "Loan" shall mean the Term Loan made pursuant to Section 2.1 and any other loan or advance made to Borrower by Lender under or pursuant to this Agreement.

                  "Loan Account" shall have the meaning ascribed to such term in
Section 2.2.

                  "Margin Stock" shall have the meaning ascribed to such term in Regulation U of the Federal Reserve Board or any regulation substituted therefor, as in effect from time to time.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any other Obligor or any ERISA Affiliate.

                  "Note" shall mean the Term Note and any other promissory note of Borrower evidencing any loan or advance made by Lender to Borrower pursuant to this Agreement.

                  "Obligor" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable on any of the Liabilities, or who grants to Lender a Lien on any property of such Person as security for any of the Liabilities.

                  "Occupational Safety and Health Law" shall mean the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651 et seq., and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

                  "Original Loan Agreement" - see Recitals.

                  "Other Loan Agreements" shall mean the Loan and Security Agreement dated as of the date hereof between Lender and Contempo, the Loan and Security Agreement dated as of the date hereof between Lender and Contempo West and the Loan and Security Agreement dated as of the date hereof between Lender and Delaware, in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Other Loan Documents" shall mean the "Related Agreements" and the "Supplemental Documentation" as defined in each Other Loan Agreement.

                  "Participant" shall mean any Person, now or at any time or times hereafter, participating with Lender in the Loans made to Borrower pursuant to this Agreement or any Related Agreement.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Pension Plan" shall mean a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Borrower, any other Obligor or any ERISA Affiliate may have any liability, including any liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Pledge Agreement" shall have the meaning ascribed to such term in Section 3.6.

                  "Post-Retirement   Welfare   Plans"  shall  have  the  meaning
ascribed to such term in Section 4.19.

                  "Reference Rate" shall mean, at any time, the rate of interest then most recently announced by Lender at Chicago, Illinois as its reference rate (of which announcements Lender shall give notice promptly to Borrower). Each change in the interest rate on any Loan shall take effect on the effective date of the change in the Reference Rate.

                  "Refinancing Fee" shall have the meaning ascribed to such term in Section 2.9.

                  "Related Agreement" shall mean any agreement, instrument or document (including, without limitation, notes, guarantees, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter) heretofore, now, or hereafter delivered to Lender with respect to or in connection with or pursuant to this Agreement or any of the Liabilities, and executed by or on behalf of Borrower, Delaware, Contempo, Contempo West or any other Obligor.

                  "Related Party" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds ten percent (10%) or more of the equity interest of Borrower or (iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Reportable Event" shall mean a "reportable event" as defined in Section 4043(b) of ERISA and the regulations thereunder.

                  "Restatement Date" shall mean the date this Agreement becomes effective pursuant to Section 8.

                  "Stock Appreciation Plan" shall have the meaning ascribed to such term in Section 5.15.

                  "Subordinated Debt" shall mean (i) those certain 10% Subordinated Promissory Notes due October 30, 1994 of Borrower in the aggregate original principal amount of $1,525,000; (ii) that certain $300,000 subordinated note of Borrower payable to the order of Milley Management Incorporated, a Delaware corporation; and (iii) that portion of any other liabilities, obligations or Indebtedness of Borrower which contains terms reasonably satisfactory to Lender and is subordinated, in a manner reasonably satisfactory to Lender, as to right and time of payment of principal and interest thereon, to all of the Liabilities.

                  "Subsidiary" shall mean any Person of which or in which Borrower and its other Subsidiaries own directly or indirectly 50% or more of
(i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity or

(iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

                  "Supplemental Documentation" shall have the meaning ascribed to such term in Section 3.5.

                  "Taxes"   with   respect  to  any  Person  shall  mean  taxes,
assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

                  "Term Loan"  shall have the  meaning  ascribed to such term in
Section 2.1.

                  "Term Note"  shall have the  meaning  ascribed to such term in
Section 2.4.

                  "Termination Date" shall mean August 31, 1996 or such later date to which the Termination Date may be extended pursuant to Section 11.7.

                  "Third Party Collateral" shall mean any property of any Person other than Borrower which secures payment or performance of any Liabilities and, where the context requires, shall include "Third Party Collateral" under each Other Loan Agreement.

                  "Trade Accounts Payable" of any Person shall mean trade accounts payable of such Person with a scheduled maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

         1.2 Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or in any certificate or other document made or delivered pursuant hereto. Terms used in this Agreement which are defined in any Supplement or Exhibit hereto shall, unless the context otherwise indicates, have the meanings given them in such Supplement or Exhibit. Other terms used in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

         1.3 Interpretation of Agreement. A Section, an Exhibit or a Schedule is, unless otherwise stated, a reference to a section hereof, an exhibit hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Reference to "this Agreement" shall include the provisions of Supplement A.

         1.4 Compliance with Financial Restrictions. Compliance with each of the financial ratios and restrictions contained in Section 5 or Supplement A shall, except as otherwise provided herein, be determined in accordance with GAAP consistently followed.

2.       LOANS; OTHER MATTERS.

         2.1  Term Loan.

                           (a) On the Restatement Date, Borrower owed Lender the
                  principal amount of $5,468,200.02 under the "Term Loan" under and as defined in the Original Loan Agreement. Borrower and Lender agree that such outstanding principal balance constitutes the "Term Loan" hereunder as of the date hereof.

                           (b) Unless otherwise required to be sooner paid pursuant to any other provision of this Agreement, the principal of the Term Loan shall be repaid on the Termination Date.

                           (c) Borrower may, upon at least three (3) Banking Days' prior notice to Lender, prepay the principal of the Term Loan in whole or in part without any premium or penalty. Any partial prepayment of principal shall be in a minimum amount of the lesser of (i) the outstanding principal balance of the Term Loan and (ii) $50,000 or an integral multiple thereof. Any principal of the Term Loan which is repaid may not be reborrowed.

         2.2 Loan Account; Demand Deposit Account. Lender shall establish or cause to be established on its books in Borrower's name one or more accounts (each a "Loan Account") to evidence Loans made to Borrower. Lender will credit or cause to be credited to a commercial account ("Demand Deposit Account") maintained by Borrower at Lender's 231 South LaSalle Street, Chicago, Illinois office the amount of any sums advanced as Loans hereunder. Any amounts advanced as Loans hereunder which are credited to Borrower's Demand Deposit Account, together with any other amounts advanced to Borrower as a Loan pursuant to this Agreement, will be debited to the applicable Loan Account and result in an increase in the principal balance outstanding in such Loan Account in the amount thereof.

         2.3      Interest and Fees.

                  2.3.1 Interest. The unpaid principal amount of the Loans hereunder shall bear interest until maturity at the rates indicated in Supplement A. Until maturity, interest on the Loans shall be paid by Borrower on the date(s) indicated in Supplement A, and at such maturity. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand.

                  2.3.2 Additional Fee. Borrower agrees to pay to Lender the fee of $300,000 specified in Section 2.3.3 of the Original Loan Agreement on the Termination Date.

                  2.3.3 Method of Calculating Interest and Fees. Interest on the unpaid principal amount of each Loan shall accrue from and including the date such Loan is made to, but not including, the date such Loan is paid. Interest and any fees shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed. All determinations by Lender of the rate of interest applicable to any Loan shall be rebuttable presumptive evidence of the applicable interest rate for such Loan.

                  2.3.4 Payment of Interest and Fees. Lender may provide for the payment of any unpaid non-capitalized accrued interest and any fees by charging the Demand Deposit Account or any other bank account maintained by Borrower with Lender.

         2.4 Note. The Term Loan shall be evidenced by a promissory note (herein, as it may from time to time be supplemented, amended or replaced, called the "Term Note") substantially in the form set forth on Exhibit C, with appropriate insertions, payable to the order of Lender on the Termination Date.

         2.5 One Obligation. All Indebtedness and other Liabilities of Borrower to Lender under this Agreement and any of the Related Agreements shall constitute one general obligation secured by Lender's Lien on all of the Collateral and Third Party Collateral and by all other Liens heretofore, now, or at any time or times hereafter granted by Borrower or any other Obligor to Lender. Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement, any Supplements or Exhibits hereto, and the Related Agreements, unless otherwise agreed in writing.

         2.6 Making of Payments; Application of Collections; Charging of Accounts.

                  (a) All payments hereunder shall be made without set-off or counterclaim and shall be made to Lender in immediately available funds (except as Lender may otherwise consent) prior to 12:30 p.m., Chicago time, on the date due at its office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by Lender to Borrower in writing. Any payments received after such time shall be deemed received on the next Banking Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a date other than a Banking Day, such payment shall be due on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest and any fees.

                  (b) Borrower authorizes Lender to, and Lender will, subject to the provisions of this paragraph (b), apply the whole or any part of any amounts received by Lender (whether deposited in the Assignee Deposit Account of Borrower or otherwise received by Lender) from the collection of items of payment and proceeds of any Collateral or Third Party Collateral (whether received upon any sale or other distribution of Collateral or Third Party Collateral by Lender or otherwise), against the principal of and/or interest on any Loans made hereunder and/or any other Liabilities, whether or not then due, in such order of application as Lender may determine, unless such payments or proceeds are, in Lender's sole and absolute discretion, released to Borrower; provided, however, so long as no Event of Default exists and is continuing, any such amounts received by Lender shall be applied as follows: first, to payment of amounts then due with respect to fees (including Attorneys' Fees), charges and expenses for which Borrower or any other Obligor is liable pursuant to this Agreement and the Related Agreements; second, to payment of amounts then due with respect to interest on the Loans; third, to payment of amounts then due with respect to principal of the Loans; fourth, to prepayment of the Term Loan; and fifth, to the payment of the Guaranteed Obligations then due and owing; and provided, further, that no checks, drafts or other instruments received by Lender shall constitute final payment to Lender unless and until such item of payment has actually been collected. All items or amounts which are delivered to Lender by or on behalf of Borrower or any Obligor or any Account Debtor on account of partial or full payment or otherwise as proceeds of any of the Collateral or Third Party Collateral (including any items or amounts which may have been deposited to the Assignee Deposit Account) may from time to time in Lender's sole and absolute discretion be released to Borrower or be applied by Lender towards payment of the Liabilities, whether or not then due, in accordance with the preceding  sentence.  Notwithstanding  anything to the contrary herein,
         (i) solely for purposes of determining the occurrence of an Event of Default, all cash, checks, instruments and other items of payment shall be deemed received upon actual receipt by Lender, unless the same is subsequently dishonored for any reason whatsoever and (ii) solely for purposes of interest calculation hereunder, all cash, checks, instruments and other items of payment shall be deemed to have been applied against the Liabilities on the second Banking Day after receipt by Lender of available funds with respect thereto.

                  (c) Borrower hereby authorizes Lender to, and Lender may, in its sole and absolute discretion, charge to Borrower at any time when due all or any portion of any of the Liabilities including but not limited to any Attorneys' Fees and other costs and expenses of Lender for which Borrower or any other Obligor is liable pursuant to the terms of this Agreement or any Related Agreement, by charging Borrower's Demand Deposit Account or any other bank account of Borrower with Lender; provided, however, that the provisions of this Section 2.6(c) shall not affect the obligation of Borrower or any other Obligor to pay when due all amounts payable by such Person under this Agreement, any Note or any Related Agreement, whether or not there are sufficient funds therefor in the Demand Deposit Account or any such other bank account of Borrower. So long as no Event of Default or Default exists, Lender shall use reasonable efforts to give Borrower prompt notice of Liabilities paid by charging such Demand Deposit Account or other account (but failure to give such notice shall not impose any liability on Lender or relieve Borrower of any of its obligations).

         2.7 Lender's Election Not to Enforce. Notwithstanding any term or condition of this Agreement to the contrary, Lender, in its sole and absolute discretion, at any time and from time to time, may suspend or refrain from enforcing any or all of the restrictions imposed in this Section 2, but no such suspension or failure to enforce shall impair any right or power of Lender under this Agreement, including, without limitation, any right of Lender to refrain from making a Loan if all conditions precedent to Lender's obligation to making such Loan have not been satisfied.

         2.8 Setoff. In addition to and not in limitation of all other rights and remedies (including other rights of offset or banker's lien) that Lender or any other holder of any Note may have under applicable law, Lender or such other holder shall, upon the occurrence of any Event of Default described in Section
6.1 and during the continuance thereof, or upon the occurrence of any Default described in Section 6.1(e) and during the continuance thereof, have the right to appropriate and apply to the payment of the Liabilities (whether or not then due), in such order of application as Lender or such other holder may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of Borrower then or thereafter with Lender or such other holder. Lender shall use reasonable efforts to give Borrower prompt notice of any appropriation and application pursuant to the preceding sentence (but failure to give such notice shall not impose any liability on Lender or relieve Borrower of any of its obligations).

         2.9 Refinancing Fee. Borrower shall pay Lender a Refinancing Fee (as hereinafter defined) from time to time if Borrower shall obtain any Indebtedness or equity contributions (other than from another Obligor or Contempo Amsterdam except if such Indebtedness or equity contribution is funded with funds obtained by such other Obligor or Contempo Amsterdam from a non-Obligor (other than Lender)) after the date hereof and Borrower shall at any time repay all or any portion of the Term Loan with the proceeds of such Indebtedness or equity contributions. As used in this Section, "Refinancing Fee" shall mean an amount equal to the product of the amount of the repayment of the Term Loan with such proceeds multiplied by .0125.

3.       COLLATERAL.

         3.1 Grant of Security Interest. As security for the payment of all Loans now or hereafter made by Lender to Borrower hereunder or under any Note, and as security for the payment or other satisfaction of all other Liabilities, Borrower hereby grants to Lender a security interest in and to the following property of Borrower, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located (all such property is hereinafter referred to collectively as the "Collateral"):

                  (a)      Accounts Receivable;

                  (b)      Equipment and Fixtures;

                  (c)      Inventory;

                  (d) General Intangibles (including all rights of Borrower with respect to all amounts now or hereafter from time to time loaned or advanced by Borrower to any Subsidiary);

                  (e)      Contract Rights and documents of title;

                  (f) All chattel paper and instruments evidencing, arising out of or relating to any obligation to Borrower for goods sold or leased or services rendered, or otherwise arising out of or relating to any property described in clauses (a) through (e) above;

                  (g) Any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of Borrower now or hereafter with Lender, any agent or bailee for Lender, or any Participant, and any and all property of every kind or description of or in the name of Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to Borrower's credit on the books of, Lender, any agent or bailee for Lender, or any Participant;

                  (h) All interest of Borrower in any goods the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any Accounts Receivable, General Intangibles, Contract Rights, or any chattel paper or instru-ments referred to in clause (f) above;

                  (i) Any and all other property of Borrower, of any kind or description (including but not limited to real estate of Borrower), including, without limitation, any property of Borrower subject to a separate mortgage, pledge or security interest in favor of Lender or in which Lender now or hereafter has or acquires a security interest securing any Liabilities pursuant to an agreement or instrument other than this Agreement;

                  (j) All replacements, substitutions, additions or accessions to or for any of the foregoing;

                  (k) To the extent related to the property described in clauses
         (a) through (j) above, all books, correspondence, credit files, records, invoices and other papers and documents, including, without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of Borrower or any computer bureau from time to time acting for Borrower, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance; and

                  (l) All products and proceeds (including but not limited to any Accounts Receivable or other proceeds arising from the sale or other disposition of any Collateral, any returns of any Equipment or Inventory sold by Borrower, and the proceeds of any insurance covering any of the Collateral) of any of the foregoing.

         3.2  Accounts Receivable.

         (a) If requested by Lender, Borrower shall advise Lender promptly of any Inventory returned by or repossessed from any

Account Debtor, or otherwise recovered, shall receive such Inventory in trust and, unless instructed to deliver such Inventory to Lender, shall resell it for Lender. If requested by Lender, Borrower shall notify Lender immediately of all disputes and claims by any Account Debtor and settle or adjust them at no expense to Lender. If Lender directs after the occurrence and during the continuance of an Event of Default or a Default, no discount or credit allowance shall be granted thereafter by Borrower to any Account Debtor. All Account Debtor payments and all net amounts received by Lender in settlement, adjustment or liquidation of any Account Receivable may be applied by Lender to the Liabilities or credited to Borrower's Demand Deposit Account (subject to collection) with Lender, as Lender may deem appropriate, in either case in accordance with Section 2.6. If requested by Lender, Borrower will make proper entries in its books and records disclosing the assignment of Accounts Receivable to Lender.

         (b) Borrower warrants that: (i) to the best of Borrower's knowledge all of the Accounts Receivable are and will continue to be bona fide existing obligations created by the sale of goods, the rendering of services, or the furnishing of other good and sufficient consideration to Account Debtors in the regular course of business and (ii) to the best of Borrower's knowledge all shipping or delivery receipts and other documents furnished or to be furnished to Lender in connection therewith are and will be genuine.

         (c) Lender is hereby authorized and empowered (which authorization and power, being coupled with an interest, shall be irrevocable until the later to occur of termination of this Agreement and the final payment and performance in full of all of the Liabilities) at any time in its sole and absolute discretion:

                  (1) To request, in Borrower's name or, after the occurrence and during the continuance of an Event of Default or a Default, in Lender's name or the name of a third party, confirmation from any Account Debtor or party obligated under or with respect to any Collateral of the amount shown by the Accounts Receivable or other Collateral to be payable, or any other matter stated therein;

                  (2) To endorse in Borrower's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Lender in payment of any Account Receivable or other obligation owing to Borrower;

                  (3) To notify, in Borrower's name or, after the occurrence and during the continuance of an Event of Default or a Default, in Lender's name, and/or to require Borrower to notify, any Account Debtor or other Person obligated under or in respect of any Collateral, of the fact of Lender's Lien thereon and of the collateral assignment thereof to Lender;

                  (4) To direct, in Borrower's name or, after the occurrence and during the continuance of an Event of Default or a Default, in Lender's name, and/or to require Borrower to direct, any Account Debtor or other Person obligated under or in respect of any Collateral to make payment directly to Lender of any amounts due or to become due thereunder or with respect thereto; and

                  (5) After the occurrence and during the continuance of an Event of Default, to demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral, or enforce, by suit or otherwise, payment or performance of any of the Collateral either in Lender's own name or in the name of Borrower.

Under no circumstances shall Lender be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including Attorneys' Fees and reasonable out-of-pocket expenses, and the cost of any Assignee Deposit Account or other bank account or accounts which may be required hereunder, shall be borne solely by Borrower whether the same are incurred by Lender or Borrower, and Lender may advance same to Borrower as a Loan.

         (d) Unless otherwise consented to by Lender, Borrower will, forthwith upon receipt by Borrower of all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral, deposit the same in a special bank account (the "Assignee
Deposit Account") with Lender or such other bank or financial institution as Lender shall consent, over which Lender alone has power of withdrawal, and will, to the extent required by Lender, designate with each such deposit the particular Account Receivable or other item of Collateral upon which the remittance was made. Borrower acknowledges that the maintenance of the Assignee Deposit Account is solely for the convenience of Lender in facilitating its own operations and Borrower does not and shall not have any right, title or interest in the Assignee Deposit Account or in the amounts at any time appearing to the credit thereof. Said proceeds shall be deposited in precisely the form received except for Borrower's endorsement where necessary to permit collection of items, which endorsement Borrower agrees to make. Pending such deposit, Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for Lender until deposit thereof is made in the Assignee Deposit Account. Upon the full and final liquidation of all Liabilities, Lender will pay over to Borrower any excess amounts received by Lender as payment or proceeds of Collateral, whether received by Lender as a deposit in the Assignee Deposit Account or received by Lender as a direct payment on any of the sums due hereunder.

         (e) Borrower appoints Lender, or any Person whom Lender may from time to time designate, as Borrower's attorney and agent-in- fact with power: (i) after the occurrence and during the continuance of an Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; (ii) after the event described in the foregoing clause (i), to receive, open and dispose of all mail addressed to Borrower; (iii) to send, in Borrower's name or, after the occurrence and during the continuance of an Event of Default or a Default, in Lender's name or the name of a third party, requests for verification of Accounts Receivable or other Collateral to Account Debtors; (iv) to open an escrow account or Assignee Deposit Account under Lender's sole control for the collection of Accounts Receivable or other Collateral, if not required contemporaneously with the execution hereof; and (v) to do all other things which Lender is permitted to do under this Agreement or any Related Agreement or which are reasonably necessary to carry out this Agreement and the Related Agreements. Neither Lender nor any of its directors, officers, employees or agents will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct. The foregoing appointment and power, being coupled with an interest, shall be irrevocable until all Liabilities under this Agreement are finally paid and performed in full and this Agreement is terminated. Borrower expressly waives presentment, demand, notice of dishonor and protest of all instruments and any other notice to which it might otherwise be entitled.

         (f) If any Account Receivable, Contract Right or General Intangible arises out of a contract with the United States or any department, agency, or instrumentality thereof, Borrower will, unless Lender shall otherwise agree, immediately notify Lender in writing and execute any instruments and take any steps required by Lender in order that all monies due and to become due under such contract shall be assigned to Lender and notice thereof given to the government under the Federal Assignment of Claims Act of 1940, as amended, or other applicable laws or regulations; provided, however, that unless Lender otherwise requests, until an Event of Default or a Default shall have occurred and be continuing, Borrower need not take any of the steps contemplated in this paragraph with respect to any contract with a value of less than $10,000.

         (g) If any Account Receivable or Contract Right is evidenced by chattel paper or promissory notes, trade acceptances, or other instruments for the payment of money, Borrower will, unless Lender shall otherwise agree, deliver the originals of same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement, Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

         3.3      Inventory.

         (a) Unless Lender shall otherwise agree, if Borrower sells Inventory for cash, all full and partial payments therefor shall be immediately (and, in any event, not later than the end of the day received) delivered by Borrower to Lender in their original form for deposit in the Assignee Deposit Account or for other application to reduction of the Liabilities, in either case in accordance with Section 2.6. Pending such delivery, all such cash shall be held by Borrower in trust for Lender.

         (b) Lender shall not be liable or responsible in any way for the safekeeping of any Inventory delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances, except for Lender's gross negligence or willful misconduct. Lender shall not be responsible for collection of any proceeds or for losses in collected proceeds held by Borrower in trust for Lender. Any and all risk of loss for any or all of the foregoing shall be upon Borrower, except for such loss as shall result from Lender's gross negligence or willful misconduct.

         (c) If requested by Lender, Borrower shall, upon acquiring an interest in any Inventory, deliver to Lender a description of such Inventory, together with supplier's invoices, warranties, production, cost and other records as Lender may request. If requested by Lender, Borrower shall deliver to Lender schedules of the sale of any Inventory immediately upon its sale. Any material change in the value or condition of any Inventory, and any errors discovered in any schedule or description delivered to Lender, shall be reported to Lender immediately. Borrower confirms that the warranties and representations in this Agreement shall apply to each schedule. Borrower represents and warrants that, as to each schedule and description of Inventory delivered to Lender:

                  (1) The descriptions, origins, sizes, qualities, quantities, weights, and markings of all goods stated thereon, or on any attachment thereto, are true and correct in all material respects;

                  (2) None of the goods are defective, of second quality, used, or goods returned after shipment, except where described as such; and

                  (3) All Inventory not included on such schedule or description has been previously scheduled or described.

         (d) If requested by Lender, Borrower will notify Lender immediately if Borrower obtains possession (by return, repossession or otherwise) of any Inventory which has been sold, and will inform Lender of the identity of the returned or repossessed Inventory, the applicable Account Debtor and the amount of the applicable Account Receivable.

         3.4      Equipment.

         (a) Borrower shall at all times keep, and cause each Subsidiary to keep, its Equipment in good operating condition and repair, ordinary wear and tear excepted, and neither Borrower nor any Subsidiary shall, without the prior written consent of Lender, sell, lease, or otherwise dispose of any of its Equipment, or any part thereof or interest therein; provided, however, that without Lender's consent (but with notice to Lender) Borrower or any Subsidiary may dispose of obsolete or unuseful Equipment in the ordinary course provided all Equipment so disposed of by Borrower and its Subsidiaries in any Fiscal Year has an aggregate market value of $50,000 or less.

         (b) In the event any Equipment is sold, transferred or otherwise disposed of by Borrower or any Subsidiary, unless Lender shall agree otherwise, Borrower or the applicable Subsidiary shall deliver all of the proceeds of any such sale, transfer or disposition to Lender, which proceeds shall be deposited in the Assignee Deposit Account or otherwise applied to the repayment of the Liabilities, in either case in accordance with Section 2.6.

         (c) Borrower will, upon request of Lender, submit to Lender a current listing of all Equipment of Borrower and its Subsidiaries, which listing shall indicate the type, model, serial number and location of such Equipment.

         3.5 Supplemental Documentation. At Lender's request, Borrower shall execute and/or deliver to Lender, at any time or times hereafter, such agreements, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Accounts Receivable, schedules of Accounts Receivable assigned, and other written matter necessary or reasonably requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral (all the above is hereinafter referred to as the "Supplemental Documentation"), in form and substance acceptable to Lender, and pay all taxes, fees and other reasonable costs and expenses associated with any recording or filing of the Supplemental Documentation. Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney (and agent-in-fact)

(which appointment and power, being coupled with an interest, shall be irrevocable until the later to occur of termination of this Agreement and final payment and performance in full of all of the Liabilities) to sign the name of Borrower on any of the Supplemental Documentation and to deliver any of the Supplemental Documentation to such Persons as Lender, in its sole and absolute discretion, may elect. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         3.6 Other Security. Borrower shall cause Delaware, Contempo and Contempo West to execute and deliver to Lender an amended and restated Guaranty Agreement (the "Guaranty") in the form attached hereto as Exhibit G. Borrower has caused Delaware, Contempo and Contempo West to execute and deliver to Lender UCC-1 financing statements, suitable for filing centrally (and locally) in certain jurisdictions, showing Lender as secured party and duly executed on behalf of such Obligor, as debtor. Borrower shall execute and deliver to Lender an amended and restated Pledge Agreement (the "Pledge Agreement") in the form attached hereto as Exhibit E, and has delivered to Lender stock certificates representing the number of outstanding shares of capital stock of each of Delaware, Contempo and Contempo West set forth in Attachment 1 to the Pledge Agreement, as collateral in pledge thereunder, along with undated stock powers relating to the shares pledged under the Pledge Agreement executed by Borrower in blank. Borrower shall deliver to Lender the intercompany notes pledged under the Pledge Agreement on or prior to the Restatement Date. Borrower shall cause all intercompany Indebtedness owing to Borrower or any Subsidiary by Borrower or any other Subsidiary to be reflected by intercompany notes in form and substance satisfactory to Lender, which notes shall be pledged to Lender under the Pledge Agreement.

4. REPRESENTATIONS AND WARRANTIES. To induce Lender to make Loans to Borrower under this Agreement, Borrower makes the following representations and warranties, all of which shall survive the execution of this Agreement:

         4.1 Organization. Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower and each of its Subsidiaries is in good standing and is duly qualified to do business in each jurisdiction where, because of the nature of its business, such qualification is required and where the failure to so qualify would have a material adverse effect on such Person. Schedule 4.1 sets forth a complete and accurate list, as of the date of this Agreement, of (a) the state or other jurisdiction of formation of Borrower,
(b) each state in which Borrower is qualified to do business and (c) all of Borrower's trade names or doing business forms.

         4.2 Authorization. Each of Borrower and any other Obligor a party thereto is duly authorized to execute and deliver this Agreement, the Other Loan Agreements, the Other Loan Documents, the Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement, and to perform its obligations under this Agreement, the Other Loan Agreements, the Other Loan
Documents, the Notes and any such Related Agreements and Supplemental Documentation. Borrower is and will continue to be duly authorized to borrow monies hereunder. The execution, delivery and performance by each of Borrower and any other Obligor a party thereto of this Agreement, the Other Loan Agreements, the Other Loan Documents, the Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement, and the borrowings hereunder and thereunder, do not and will not require any consent or approval of any governmental agency or authority.

         4.3 No Conflicts. Except as set forth on Schedule 4.3, the execution, delivery and performance by Borrower and each other Obligor a party thereto of this Agreement, the Other Loan Agreements, the Other Loan Documents, the Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement do not and will not conflict with (i) any provision of law, (ii) the charter or by-laws of Borrower or such Obligor, (iii) any agreement binding upon Borrower or such Obligor or (iv) any court or administrative order or decree applicable to Borrower or such Obligor, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries or such Obligor except as provided herein.

         4.4 Validity and Binding Effect. This Agreement, the Other Loan Agreements, the Other Loan Documents, the Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement, when duly executed and delivered, will be legal, valid and binding obligations of Borrower and each other Obligor a party thereto, enforceable against Borrower or such Obligor, as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         4.5 No Default. Except as set forth on Schedule 4.5, neither Borrower nor any of its Subsidiaries is in default under any agreement or instrument to which Borrower or such Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default would reasonably be expected to materially and adversely affect (i) Lender's Lien on or rights with respect to any Collateral or Third Party Collateral or (ii) the financial condition or operations of Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole. No Event of Default or Default has occurred and is continuing.

         4.6 Financial Statements. Borrower's consolidated and consolidating financial statements as at December 31, 1994 and Borrower's unaudited consolidated and consolidating financial statements as at March 31, 1995, copies of which have been or concurrently with the effectiveness hereof will be furnished to Lender, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and period and present fairly the financial condition of Borrower and its Subsidiaries as at such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statements) to year-end audit adjustments. Since December 31, 1994, there has been no material adverse change in the financial condition of Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole.

         4.7 Insurance. Schedule 4.7 hereto is a complete and accurate summary of the property and casualty insurance program carried by Borrower and its Subsidiaries on the date hereof. Schedule 4.7 includes the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurer(s), exclusions, deductibles and self-insured retention and describes in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by Borrower or any Subsidiary or imposed upon Borrower or any Subsidiary by any such insurer. This summary also includes any self-insurance program that is in effect.

         4.8      Litigation; Contingent Liabilities.

                  (a) Except for those referred to in Schedule 4.8, no claims, litigation, arbitration proceedings or governmental proceedings are pending or, to the best of Borrower's knowledge, threatened against or are affecting Borrower or any Subsidiary, the results of which would reasonably be expected to materially and adversely affect (i) the financial condition or operations of Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole or (ii) Lender's interest in or Lien on any material Collateral or Third Party Collateral.

                  (b) Other than any liability incident to the claims, litigation or proceedings disclosed in Schedule 4.8 or Schedule 4.19, or provided for or disclosed in the financial statements referred to in
         Section 4.6, neither Borrower nor any of its Subsidiaries has any contingent liabilities which are material to Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole.

         4.9 Liens. None of the Collateral, the Third Party Collateral or any other property, revenues or assets of Borrower or any Subsidiary is subject to any Lien (including but not limited to

Liens pursuant to Capitalized Leases under which Borrower or any Subsidiary is a lessee) except: (a) Liens permitted by Section 5.16; (b) Liens disclosed in the financial statements referred to in Section 4.6; and (c) Liens listed on
Schedule 4.9.

         4.10 Subsidiaries. Borrower has no Subsidiaries except for Delaware, Contempo, Contempo Amsterdam and Contempo West. Schedule 4.10 sets forth, for each Subsidiary, a complete and accurate statement of (a) Borrower's and each Subsidiary's percentage ownership of each of their respective Subsidiaries, (b) the state or other jurisdiction of formation or incorporation of each Subsidiary, (c) each state in which each Subsidiary is qualified to do business on the date of this Agreement and (d) all of each Subsidiary's trade names or doing business forms on the date of this Agreement.

         4.11 Partnerships; Joint Ventures. Neither Borrower nor any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed on Schedule 4.11. Schedule
4.11 sets forth, for each such partnership or joint venture, a complete and accurate statement of (a) Borrower's and each Subsidiary's percentage ownership of each such partnership or joint venture, (b) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture, (c) each state in which each such partnership or joint venture is qualified to do business on the date of this Agreement and (d) all of each such partnership's or joint venture's trade names or doing business forms on the date of this Agreement.

         4.12  Business and Collateral Locations.

                  (a) On the date hereof the  offices  where  Borrower  and each
         Subsidiary keeps its books and records concerning its accounts receivable and other Collateral, and Borrower's chief place of business and chief executive office, are located at the addresses set forth on
         Schedule 4.12. Schedule 4.12 contains a complete and accurate list, as of the date of this Agreement, of (i) all of Borrower's places of business other than that referred to in the first sentence of this paragraph (a) and (ii) all locations and places of business of each Subsidiary other than those referred to in the first sentence of this paragraph (a). On the date hereof, the names of any landlords of any such locations (including Borrower's place of business referred to in the first sentence of this paragraph (a)) are identified in Schedule 4.12.

                   (b) Schedule 4.12  contains a complete and accurate  list, as of the date of this Agreement, of (i) the locations of all of Borrower's Inventory, Equipment and Fixtures and the locations of all Inventory, Equipment and Fixtures of any Subsidiary under each Other Loan Agreement, (ii) the locations of all Third Party Collateral (except any part thereof which prior to the execution of this Agreement Borrower shall have advised Lender in writing consists of Collateral or Third Party Collateral, as applicable, normally used in more than one state) and (iii) if any of Borrower's or any Subsidiary's Inventory or Equipment or other Collateral or any Third Party Collateral, is not in the possession or control of Borrower or such Subsidiary or the owner of such Third Party Collateral, the name and mailing address of each bailee, processor, ware- houseman or other Person in possession or control thereof.

         4.13 Real Property. Schedule 4.13 contains a complete and accurate list, as of the date of this Agreement, of (a) the address and legal descriptions of any real property owned by Borrower or any Subsidiary or on which any Fixtures are located and (b) in the case of Fixtures located on property not owned by Borrower or any Subsidiary, the name(s) and mailing addresses of the record owners of such property.

         4.14  [Intentionally Left Blank.]

         4.15 Control of Collateral; Lease of Property. Except for Capitalized Leases included on Schedule 5.15, Schedule 4.15 contains a complete and accurate list of (a) all leases under which Borrower or a Subsidiary is the lessee covering any machinery, equipment or real property used by Borrower or any Subsidiary and (b) the name and mailing address of each lessor or owner of such machinery, equipment or real property.

         4.16 Patents, Trademarks, etc. Borrower and each of its Subsidiaries possesses, or has sufficient rights in, adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications, and tradenames to continue to conduct its respective business as heretofore conducted by it, and all such licenses, patents, patent applications, registered copyrights, trademarks, trademark applications, and tradenames existing on the date hereof and, in the case of patents, trademarks and registered copyrights, the date of issuance thereof, are listed on Schedule 4.16.

         4.17 Solvency. Borrower and each of its Subsidiaries now has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage, and is now solvent and able to pay its respective debts as they mature, and Borrower and each of its Subsidiaries now owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay Borrower's or such Subsidiary's debts.

         4.18  Contracts; Labor Matters.  Except as disclosed on
Schedule 4.18:  (a) neither Borrower nor any Subsidiary is a party to any contract or agreement, or is subject to any charge, corporate restriction, judgment, decree or order, which materially and adversely affects its business, property, assets, operations or condition, financial or otherwise;
(b) no labor contract to which Borrower or any Subsidiary is a party or is otherwise subject is scheduled to expire prior to the current Termination Date or the "Termination Date" under any Other Loan Agreement; (c) neither Borrower nor any Subsidiary has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and Borrower has no reasonable expectation that any such action is or will be required at any time prior to the current Termination Date or the "Termination Date" under any Other Loan Agreement; and (d) on the date of this Agreement (i) neither Borrower nor any Subsidiary is a party to any material labor dispute and (ii) there are no strikes or walkouts pending or, to the best knowledge of Borrower, threatened relating to any labor contracts to which Borrower or any Subsidiary is a party or is otherwise subject.

         4.19 Pension and Welfare Plans. Each Pension Plan complies in all material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in sections 4203 or 4205 of ERISA, respectively; no steps have been instituted to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower, any other Obligor or any ERISA Affiliate of any material liability, fine or penalty; and neither Borrower nor any other Obligor nor any ERISA Affiliate is a "contributing sponsor" as defined in section 4001(a) (13) of ERISA of a "single-employer plan" as defined in section 4001 (a) (15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as listed in Schedule 4.19, neither Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under any "employee welfare benefit plans," as such term is defined in section 3(1) of ERISA, other than liability for benefit coverage required by applicable law, continuation coverage described in Part 6 of Title I of ERISA or in section 4980B of the Code, severance pay, benefits the full cost of which is borne by the former employee (or the former employee's beneficiary), or disability, medical or life benefits provided due to injuries, sickness or disease commencing prior to the termination of employment ("Post-Retirement Welfare Plans").

         4.20 Regulation U. Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any Margin Stock or for any other purpose which would violate any of the margin regulations of the Federal Reserve Board.

         4.21 Compliance. Except as described on Schedule 4.21 or Schedule 4.25, Borrower and its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

         4.22 Taxes. Borrower and each of its Subsidiaries has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. The federal income tax liability of Borrower and its domestic Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the statute of limitations as provided in Code section 6501 has expired) for all tax years up to and including the tax year ended December 31, 1986. To the best of Borrower's knowledge, there is no proposed assessment against Borrower or any of its Subsidiaries for additional Taxes (or any basis for any such assessment) which would reasonably be expected to be material to Borrower and its Subsidiaries taken as a whole.

         4.23 Investment Company Act Representation. None of Borrower or any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. For purposes of this Section 4.23, the term "investment company" does not include so-called "private investment companies" that are exempted from the definition of "investment company" under section 3(c)(1) of such Act.

         4.24 Public Utility Holding Company Act Representation. None of Borrower or any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.25 Environmental and Safety and Health Matters. Except as disclosed on Schedule 4.25, Borrower and each of its Subsidiaries and/or each property, operation and facility that Borrower or any Subsidiary may own, lease, operate or control: (i) complies in all respects with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws; (ii) is not subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) has not received any notice or inquiry (A) that it may be in violation of any
Environmental Law or Occupational Safety and Health Law, (B) threatening the commencement of any proceeding relating to allegedly unlawful, unsafe or unhealthy conditions or (C) alleging that it is or may be responsible for any response, cleanup, or corrective action, including but not limited to any remedial investigation/feasibility studies, under any Environmental Law or Occupational Safety and Health Law; (iv) to the best of Borrower's knowledge, is not the subject of federal or state investigation evaluating whether any investigation, remedial action or other response is needed to respond to (A) a spillage, disposal or release or threatened release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (B) any allegedly unsafe or unhealthful condition; (v) has not filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law (excluding, solely as to treatment, storage and disposal, any routine periodic filings required under law, including, without limitation the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 et seq.) indicating or reporting (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (B) any potentially unsafe or unhealthful condition, and there exists no basis for such notice irrespective of whether such notice was actually filed; and (vi) has no contingent liability in connection with (A) any actual or potential spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, whether on any premises owned or occupied by Borrower or any Subsidiary or on any other premises or (B) any unsafe or unhealthful condition. Except as disclosed on Schedule 4.25, there are no underground storage tanks, whether or not in use, in or under any property or facilities owned, operated or controlled by Borrower or any Subsidiary and there are no Hazardous Materials on, in or under any property or facilities owned, operated or controlled by Borrower or any Subsidiary, including but not limited to such Hazardous Materials that may be contained in underground storage tanks, but excepting such Hazardous Materials used in accordance with all applicable laws and in the same manner as an ordinary consumer (e.g., gasoline in tanks of motor vehicles, small amounts of cleaners, etc.).

         4.26 Related Agreements. All representations and warranties of Borrower and its Subsidiaries contained in any Related Agreements are true and correct as if made on the date hereof and Borrower hereby adopts and affirms all such representations and warranties which Borrower agrees shall be incorporated by reference herein and made a part hereof.

5. BORROWER COVENANTS. From the date of this Agreement and thereafter until the Credit is terminated and all Liabilities of Borrower hereunder and all "Liabilities" of each Subsidiary under and as defined in each Other Loan Agreement are finally paid in full, Borrower agrees that, unless Lender shall otherwise consent in writing, it will:

         5.1 Financial Statements and Other Reports. Furnish, or cause to be furnished, to Lender in form reasonably satisfactory to
Lender:

                  5.1.1  Financial Reports:

                           (a) Annual Audit  Report.  Within one hundred  twenty
                  (120) days after each Fiscal Year of Borrower, a copy of the annual audit report of Borrower and its Subsidiaries prepared on a consolidating and consolidated basis and in conformity with GAAP and certified by KPMG Peat Marwick or such other independent certified public accountant who shall be reasonably satisfactory to Lender, together with a certificate from such accountant (i) acknowledging to Lender such accountant's understanding that Lender and any Participant is relying on such annual audit report, (ii) containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 5 or in Supplement A, and (iii) to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Default that has occurred and is continuing, or, if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;

                           (b) Quarterly Financial Statement.  Within forty-five
                  (45) days after each Fiscal Quarter of Borrower, a copy of the unaudited financial statement of Borrower and its Subsidiaries prepared in the same manner as the audit report referred to in the preceding clause (a), signed by Borrower's chief financial officer and consisting of at least a balance sheet as at the close of such Fiscal Quarter and statements of earnings and cash flows for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the close of such Fiscal Quarter;

                           (c) Monthly  Financial  Statement.  Within forty-five
                  (45) days after the end of each month of each Fiscal Year of Borrower, a copy of the unaudited financial statement of Borrower and its Subsidiaries prepared in the same manner as the audit report referred to in the preceding clause (a), signed by Borrower's chief financial officer and consisting of at least a balance sheet as at the close of such month and statements of earnings and cash flows for such month and for the period from the beginning of such Fiscal Year to the close of such month; and

                           (d) Officer's Certificate. Together with the financial statements furnished by Borrower under the preceding clauses (a), (b) and (c), a certificate of Borrower signed by Borrower's chief financial officer, dated the date of such annual audit report or such quarterly or monthly financial statement, as the case may be, containing a statement that no Event of Default or Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 5 or in Supplement A.

                  5.1.2  Other Reports:

                           (a) SEC and Other Reports.  Copies of each filing and
                  report made by Borrower or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission and of each communication from Borrower or any Subsidiary to shareholders generally, promptly upon the filing or making thereof;

                           (b)  Report of Change Relating to Borrower,
                  Subsidiaries, Partnerships or Joint Ventures. Promptly from time to time, a written report of any change in the information set forth in Schedule 4.1, Schedule 4.10 or
                  Schedule 4.11 concerning Borrower, any Subsidiary, or any partnership or joint venture;

                           (c) Patents, etc. Promptly from time to time, a written report of any change to the list of patents, trademarks, copyrights and other information set forth in
                  Schedule 4.16; and

                           (d) Other Reports. As soon as practicable from time to time, such other reports or information reasonably requested by Lender.

         5.2 Notices. Notify Lender in writing of any of the following immediately upon learning of the occurrence thereof (or, in the case of clauses
(e) and (f) of this Section 5.2, at least 30 days prior to the occurrence thereof to the extent applicable to Borrower, any Subsidiary or any other Obligor), describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                  (a) Default. The occurrence of (i) an Event of Default or a Default and (ii) to the extent not included in clause (i) of this
         Section 5.2(a), the default by Borrower, Delaware, Contempo, Contempo West, any other Obligor or any Subsidiary under any Other Loan Agreement or any material note, indenture, loan agreement, mortgage, lease, deed or other material similar agreement to which Borrower, Delaware, Contempo, Contempo West, any other Obligor or any Subsidiary, as appropriate, is a party or by which it is bound;

                  (b) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding affecting Borrower, Delaware, Contempo, Contempo West, any other Obligor, any Subsidiary, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance, if the amount in controversy exceeds $10,000;

                  (c) Judgment. The entry of any judgment or decree against Borrower, Delaware, Contempo, Contempo West, any other Obligor or any Subsidiary, if the amount of such judgment exceeds $25,000;

                  (d) Pension Plans and Welfare Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate, or any other Obligor; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any other Obligor from any Multiemployer Plan; the failure of Borrower, any other Obligor or any ERISA Affiliate to make a required contribution to any Pension Plan, including but not limited to any failure to pay an amount sufficient to give rise to a Lien under section 302(f) of ERISA; the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower, any other Obligor or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan other than the bond required by section 412 of ERISA; the occurrence of any other event with respect to any Pension Plan which could result in the incurrence by Borrower, any other Obligor or any ERISA Affiliate of any material liability, fine or penalty; or the incurrence of any material increase in the contingent liability of Borrower, any other Obligor or any Subsidiary with respect to any Post-Retirement Welfare Plans;

                  (e) Business and Collateral Information. Any change or proposed change in any of the information set forth on Schedule
         4.12, 4.13 or 4.15, including but not limited to (i) any change in the location of any of Borrower's Inventory or Equipment or any other Collateral or Third Party Collateral, (ii) the identity of any new bailee, processor, warehouseman or other Person in possession or control of any of Borrower's Inventory or Equipment or any other Collateral or Third Party Collateral, (iii) any change in the name or address of the lessor or owner of any real property or equipment leased to Borrower, any Subsidiary or any other Obligor, (iv) any proposed change in the location of Borrower's or any Subsidiary's chief executive office or chief place of business, (v) any proposed opening, closing or other change in the list of offices and other places of business of Borrower or any Subsidiary and (vi) any opening, closing or other change in the offices and other places of business of any other Obligor;

                  (f) Change of Name or Status. Any change in the name or address of Borrower, any Subsidiary or any other Obligor, as well as any change in the list of tradenames set forth in
         Schedule 4.1;

                  (g) Insurance Information. Any material change in the information set forth in Schedule 4.7;

                  (h) Environmental and Safety and Health Matters. The occurrence of any event, or the acquisition of any information which, if it had occurred or was true on or before the Restatement Date, would have been required to have been disclosed and included on Schedule 4.25, including but not limited to (i) existence of any Environmental Lien and (ii) receipt of any notice from any federal, state or local government or agency with respect to any actual or alleged violation of any Environmental Law or any Occupational Safety and Health Law;

                  (i) Material Adverse Change. The occurrence of a material adverse change in the business, operations or financial condition of Borrower, any other Obligor or any Subsidiary;

                  (j) Default by Others. Any material default by any Account Debtor or other Person obligated to Borrower, any other Obligor, or any Subsidiary under any contract, chattel paper, note or other evidence of amounts payable or due or to become due to Borrower, such Obligor or such Subsidiary if the amount payable under such contract, chattel paper, note or other evidence of amounts payable or due or to become due is material;

                  (k) Moveable Collateral.  If any of the Collateral or
         Third Party Collateral shall consist of goods of a type normally used in more than one state, whether or not actually so used, any use of any such goods in any state other than a state in which Borrower shall have previously advised Lender such goods will be used. Borrower agrees that such goods will not, unless Lender shall otherwise consent in writing, be used outside the continental United States or in Louisiana;

                  (l) Change in Management or Line(s) of Business. Any substantial change in the senior management of Borrower or any Subsidiary, or any change in Borrower's or any Subsidiary's line(s) of business; and

                  (m) Other Notices. Any notices required to be provided pursuant to any Related Agreement or the other provisions of this Agreement, and notice of the occurrence of such other events as Lender may reasonably specify from time to time.

         5.3 Existence. Maintain and preserve, and cause each Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

         5.4 Nature of Business. Engage, and cause each Subsidiary to engage engage, in substantially the same fields of business as it is engaged in on the date hereof.

         5.5 Books, Records and Access. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records (including but not limited to records relating to Accounts Receivable, Inventory, Equipment and other Collateral), in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities; cause its books and records as at the end of any calendar month to be posted and closed not more than fifteen (15) days after the last business day of such month; and permit, and cause each Subsidiary to permit, access by Lender and its agents or employees upon not less than one day's prior telephonic notice, such access to be given during normal business hours (except after an Event of Default or a Default shall have occurred and be continuing, in which case no notice shall be required and no limitation on the business hours of the investigation shall apply) to the books and records of Borrower and such Subsidiary at Borrower's or such Subsidiary's place or places of business at intervals to be determined by Lender and without hindrance or delay, and on like notice permit and cause each Subsidiary to permit Lender or its agents and employees to inspect Borrower's and/or such Subsidiary's inventory and Equipment, to perform appraisals of Borrower's and/or such Subsidiary's equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable, Contract Rights, General Intangibles, Equipment and any other Collateral or Third Party Collateral, or relating to any other transactions between the parties hereto. Any and all such inspections and/or audits shall be at Borrower's expense, and Lender may advance the same to Borrower as a Loan. Notwithstanding the foregoing, as long as no Event of Default or Default has occurred and is continuing, Borrower shall not be required to reimburse Lender for appraisals of Equipment of Borrower and its Subsidiaries more frequently than once each Fiscal Year.

         5.6 Insurance. Maintain, and cause each Subsidiary to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as Lender may reasonably request from time to time. Keep the Collateral properly housed and insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by persons engaged in business similar to that of Borrower, with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to Lender. Certificates of such policies of insurance have been delivered to Lender prior to the date hereof together with evidence of payment of all premiums therefor. Borrower shall cause each issuer of an insurance policy to provide Lender, prior to the Restatement Date, with an endorsement or an independent instrument (i) substantially in the form of
Exhibit D or such other form and containing such other terms as shall be acceptable to Lender and (ii) showing loss payable to Lender and, if required by Lender, naming Lender as an additional insured. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender. Borrower appoints Lender and any Person whom Lender may from time to time designate (and all officers, employees or agents designated by Lender or such Person) as Borrower's true and lawful attorney and agent-in-fact with power to make, settle and adjust claims under such policies of insurance, endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance. The foregoing appointment and power, being coupled with an interest, shall be irrevocable until all Liabilities are paid and performed in full and this Agreement is terminated. In the event Borrower or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender reasonably deems advisable. All sums so disbursed by Lender, including Attorneys' Fees, court costs, expenses and other charges relating thereto, shall be payable on demand by Borrower to Lender, and Lender may, in its sole and absolute discretion, advance such sums to Borrower as a Loan.

         5.7 Insurance Survey. Provide to Lender at least annually within 120 days of the end of Borrower's Fiscal Year, a certificate of Borrower signed by its president or a vice president of Borrower that attests to and summarizes the property and casualty insurance program carried by Borrower and its Subsidiaries. This summary shall include the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurer(s), exclusions, deductibles and self-insured retention and shall describe in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by Borrower or any Subsidiary or imposed upon Borrower or any Subsidiary by any such insurer, as well as any self-insurance program that is in effect. Borrower shall notify Lender in writing (1) at least 20 days prior to any cancellation or material change of any such insurance by Borrower or any Subsidiary, and (2) within 5 business days after receipt of any notice (whether formal or informal) of any cancellation or change in any of its insurance by any of its insurers or any material change in the cost thereof or which reduces the policyholder's or financial size ratings of the insurance carriers of Borrower or any of its Subsidiaries, as established by Best's Insurance Reports. Annually, Lender shall have the right to request Borrower to have a risk management survey completed by a recognized independent risk management consultant acceptable to it and Lender which will identify, quantify and assess any catastrophic uninsured, underinsured or self-insured exposures faced by Borrower and its Subsidiaries. The cost of such survey shall be borne solely by Borrower. A copy of the results of each such survey shall be promptly delivered by Borrower to Lender.

         5.8 Repair. Maintain, preserve and keep, and cause each Subsidiary to maintain, preserve and keep, its respective properties in operating condition and repair, ordinary wear and tear excepted, and from time to time make, and cause each Subsidiary to make, all necessary repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

         5.9 Taxes. Pay, and cause each Subsidiary to pay, when due, all of its Taxes, unless and only to the extent that Borrower or such Subsidiary is contesting such Taxes in good faith and by appropriate proceedings and Borrower or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

         5.10  Compliance.  Comply in all  material  respects,  and  cause  each
Subsidiary  to  comply  in  all  material   respects,   with  all  statutes  and
governmental rules and regulations applicable to it.

         5.11 Pension Plans. Not permit, and not permit any Subsidiary to permit, any condition to exist in connection with any Pension Plan which would reasonably constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; not fail, and not permit any Subsidiary to fail, to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA; and not engage in, or permit to exist or occur, or permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower or any of its Subsidiaries of any material liability, fine or penalty.

         5.12  Merger, Purchase and Sale. Not, and not permit any Subsidiary to:
(a) be a party to any merger, liquidation or consolidation; (b) except in the normal course of its business and except as permitted by the proviso to Section 3.4(a), sell, transfer, convey, lease or otherwise dispose of any of its assets;
(c) sell or assign, with or without recourse, any Accounts Receivable, Contract Rights, notes receivable or chattel paper, except as provided in this Agreement; or (d) purchase or otherwise acquire all or substantially all the assets of any Person; provided, however, that the Fuse World Acquisition shall be permitted if the Lender has received five Business Days' prior written notice of such acquisition and if, prior to such acquisition or contemporaneously with such acquisition, the following conditions precedent shall have been satisfied

                  (i) if, after the Fuse World Acquisition, Fuse World shall continue to exist as a separate legal entity, (x) Delaware shall pledge to the Lender all of the outstanding shares of capital stock of Fuse World pursuant to an amendment to the Pledge Agreement in form and substance satisfactory to the Lender and shall deliver to Lender share certificates representing all of the outstanding shares of capital stock of Fuse World along with undated stock powers duly executed in blank, (y) Fuse World shall become a party to the Guaranty pursuant to an amendment to the Guaranty in form and substance satisfactory to the Lender and (z) Fuse World shall grant to the Lender a security interest in all of its personal property pursuant to a security agreement in substantially the form of the Original Security Agreement,

                  (ii) Delaware shall have delivered to the Lender acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1) or such other evidence of filing as may be acceptable to the Lender, naming Delaware (and, if after the Fuse World Acquisition Fuse World continues to exist, Fuse World) as the debtor and the Lender as the secured party, filed in all jurisdictions as may be necessary or desirable to perfect the security interest of the Lender in the collateral of Delaware (and, if after the Fuse World Acquisition Fuse World continues to exist, Fuse World),

                  (iii) Delaware shall have delivered to the Lender executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person other than the Lender in any collateral being granted to the Lender pursuant to the Delaware Loan Agreement or, if applicable, clause (i)(z) above, and

                  (iv) Delaware shall have delivered to the Lender certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Lender, dated a date satisfactory to the Lender, listing all effective financing statements which name either Delaware or Fuse World, under their present names and any previous names, as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (ii) above, together with copies of such financing statements.

         5.13  Restricted Payments.

                  (a) Borrower will not declare, pay, or make any dividend or distribution (in cash, property, or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of Borrower or on any warrants, options, or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of Borrower (other than dividends or distributions payable in its stock, or warrants to purchase its stock, or splitups or reclassifications of its stock into additional or other shares of its stock) or apply, or permit any Subsidiary to apply, any of its funds, property, or assets to the purchase, redemption, sinking fund, or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of Borrower;

                  (b) Borrower will not permit any Subsidiary to declare, pay, or make any dividend or distribution (in cash, property, or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of such Subsidiary or on any warrants, options, or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of such Subsidiary or apply any of its funds, property, or assets to the purchase, redemption, sinking fund, or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of such Subsidiary other than (x) dividends paid to Borrower to reimburse Borrower for Borrower's overhead and administrative expenses and (y) dividends of Contempo Amsterdam paid to Contempo;

                  (c) Borrower will not, and will not permit any Subsidiary to, pay or prepay any principal of, or make any payment of interest on, or redeem, purchase, or defease, any Subordinated Debt (except (x) solely to the extent of and with the net cash proceeds of an offering of equity securities by Borrower and (y) intercompany Indebtedness held by Borrower or another Obligor); and

                  (d) Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, however, that

                  (e) Borrower may, subject to the subordination provisions applicable to any of its Subordinated Debt and provided that no Event of Default or Default has occurred and is continuing or would exist after giving effect to any such payment, make payments of interest accrued thereon when due; and

                  (f)  Borrower may make the payments described in Schedule
         5.13.

         5.14 Borrower's and Subsidiaries' Stock. Not permit any Subsidiary to purchase or otherwise acquire any shares of the stock of Borrower, and not take any action, or permit any Subsidiary to take any action, which will result in a decrease in Borrower's or any Subsidiary's ownership interest in any Subsidiary.

         5.15 Indebtedness. Not, and not permit any Subsidiary to, incur or permit to exist any Indebtedness (including but not limited to Indebtedness as lessee under Capitalized Leases), except: (a) Indebtedness under this Agreement;
(b) Subordinated Debt; (c) Indebtedness owing by Borrower or another Obligor to Borrower or another Obligor which is evidenced by a note pledged to Lender under the Pledge Agreement; (d) other Indebtedness outstanding on the date hereof and listed on Schedule 5.15; (e) Indebtedness hereafter incurred in connection with Liens permitted under Section 5.16(d); (f) Indebtedness issued in connection with that certain Stock Appreciation Plan adopted by Borrower's Board of Directors on October 30, 1988 (the "Stock Appreciation Plan") which is not due and payable until Borrower shall offer to redeem its Series A Preferred Stock (which offer shall not violate Section 5.13); (g) Indebtedness of Contempo Amsterdam to Contempo or another Obligor which is evidenced by a note pledged to Lender in an amount not to exceed $350,000 at any one time outstanding; (h) from and after the time of the Fuse World Acquisition (or the stock acquisition described in clause (i) of the definition thereof), Indebtedness of Delaware described in the "Shareholder Note" section of the Fuse World Letter of Intent, provided that such Indebtedness is subordinated, in a manner satisfactory to Lender, as to right of payment of principal and interest thereon, to all Liabilities of Delaware; and (i) other Indebtedness approved in writing by Lender.

         5.16 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien with respect to any property, revenue or assets, whether now owned or hereafter acquired, except: (a) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;
(c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (d) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired, if (i) the Indebtedness secured thereby does not exceed 80% of the fair market value of such property at the time of the acquisition thereof and
(ii) the aggregate outstanding amount of such Indebtedness of Borrower and its Subsidiaries does not exceed $100,000; (e) Liens in favor of Lender; (f) Liens referred to in clauses (b) and (c) of Section 4.9; (g) Liens granted prior to December 31, 1987 to secure Indebtedness which is permitted by clause (c) of
Section 5.15; and (h) Liens consented to in writing by Lender.

         5.17 Guaranties. Not, and not permit any Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or its order, (ii) the guaranty of Borrower contained in Section 12, (iii) the Related Agreements and (iv) guaranties by Borrower of the obligations of Delaware, Contempo and Contempo West under real estate leases.

         5.18 Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any Person, except for: (a) advances to employees of Borrower or any of its Subsidiaries for travel or other ordinary business expenses provided that the aggregate amount outstanding at any one time shall not exceed $15,000 for any single employee and $50,000 in the aggregate for all employees; (b) advances to subcontractors and suppliers in maximum aggregate amounts reasonably acceptable to Lender but in any event not exceeding an aggregate outstanding amount of $35,000; (c) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; (d) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; (e) Investments (other than Investments in the nature of loans or advances) outstanding on the date hereof in Subsidiaries by Borrower and other Subsidiaries; (f) Investments in the nature of loans and advances constituting Indebtedness of Subsidiaries to Borrower and to other Subsidiaries outstanding on the date hereof and listed on
Schedule 5.18 and Investments representing Indebtedness permitted under Section 5.15(c) and (g); (g) other Investments outstanding on the date hereof and listed on Schedule 5.18; (h) the Investment by Delaware in Fuse World represented by the Fuse World Acquisition; and (i) other Investments consented to by Lender in writing.

         5.19 Subsidiaries. Not, and not permit any Subsidiary to, acquire any stock or similar interest in any Person, and not create, establish or acquire any Subsidiaries other than those existing on the date of this Agreement and except that Delaware may purchase the outstanding capital stock of Fuse World in the Fuse World Acquisition provided that within 10 days' thereof Fuse World shall be dissolved or merged into Delaware.

         5.20 Leases. Not enter into or permit to exist, or permit any Subsidiary to enter into or permit to exist, any arrangements for the leasing by Borrower or such Subsidiary, as lessee under a lease which is not a Capitalized Lease, of any real or personal property (or any interest therein) other than under leases in existence on the date hereof and listed on Schedule 4.15 (and renewals, replacements and extensions thereof entered into on commercially reasonable terms); provided, however, that Borrower and its Subsidiaries may enter into additional leases of personal or real property after the date hereof which, in the aggregate for all such leases, do not require rental payments for any Fiscal Year in excess of $50,000.

         5.21 Change in Accounts Receivable. After the occurrence of an Event of Default or a Default, permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account Receivable, including any of the terms relating thereto.

         5.22 Future Environmental Assessments. Borrower shall provide such information and certifications which Lender may reasonably request from time to time pertaining to the environmental aspects of

Borrower and its Subsidiaries and any property owned, operated or controlled by Borrower or any Subsidiary. To investigate environmental aspects of Borrower and its Subsidiaries and their properties, facilities and operations, Lender or its agents shall have the right upon prior notice to Borrower and at any reasonable time to enter upon the property of Borrower or any Subsidiary, take samples, review the books, records or other documents of Borrower and its Subsidiaries, interview officers and employees of Borrower or its Subsidiaries, and conduct such other activities as Lender, in its sole discretion, deems appropriate; provided, however, that (i) Lender's activities shall not unreasonably interfere with Borrower's operations, and (ii) Lender shall provide Borrower with a copy of any written findings or results of such assessment. Borrower shall, and shall cause its Subsidiaries to, cooperate fully in the conduct of any such assessment. If Lender decides to cause such an assessment to be conducted because of (a) Lender's considering taking possession of or title to the property after the occurrence of an Event of Default or (b) a material change in the use of the property which, in Lender's opinion, increases the risk of non-compliance with Environmental Laws or increases the risk of cost or liabilities thereunder, then Borrower shall pay upon demand all costs and expenses (including Attorneys' Fees) connected with such assessment. Lender may, in its discretion, provide for the payment of any amount due from Borrower under this Section 5.22 by making Borrower a Loan. Nothing in this Section 5.22, and no actions taken by Lender pursuant thereto, shall give, or be construed as controlling or giving, to Lender the right or obligation to direct or control the conduct or action or inaction of Borrower or any Subsidiary with respect to any environmental matters, including but not limited to those pertaining to compliance with any Environmental Laws.

         5.23  [Intentionally Left Blank.]

         5.24 Unconditional Purchase Options. Not enter into or be a party to, or permit any Subsidiary to enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         5.25 Use of Proceeds. Not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock, and furnish to Lender upon request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Federal Reserve Board.

         5.26 Transactions with Related Parties. Not, and not permit any Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except (x) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's- length transaction with a Person not a Related Party and (y) transactions permitted by Section 5.15(c) and (g) and 5.18(e) and
(f).

         5.27 Modification of Subordinated Debt, etc. From and after the date of issuance of any Indebtedness qualifying as Subordinated Debt (including, without limitation, the Subordinated Debt referenced in clauses (i) and (ii) of the definition of Subordinated Debt), not, and not permit any Subsidiary to, consent to any amendment, supplement, or other modification of any of the terms (including acceleration, covenant, default, subordination, sinking fund, repayment, interest rate, or redemption provisions contained in, or applicable to, any instrument evidencing or applicable to any Subordinated Debt) contained in or applicable to any instrument evidencing or applicable to any Subordinated Debt held by a non- Obligor, other than any amendment, supplement, or other modification which extends the date or reduces the amount of any required repayment or redemption.

         5.28 Restrictive Agreements. Not, and not permit any Subsidiary to, enter into any agreement or arrangement which contains a restriction on the ability of such Subsidiary to make any payment to Borrower by way of dividends, advances, repayments of advances, reimbursements of management and other intercompany charges, expenses, and accruals, or other returns on investments or any other agreement or arrangement which restricts the ability of such Subsidiary to make any payment to Borrower, except as disclosed in Schedule 5.28.

         5.29 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by the making of any Loan or by the performance by Borrower of its obligations hereunder or under any Related Agreement or the performance by any other Obligor of its obligations under any Related Agreement.

         5.30 Stock Appreciation Plan. Borrower shall not (i) amend any currently existing award notices issued pursuant to the Stock Appreciation Plan or (ii) issue any award notices after the date hereof pursuant to the Stock Appreciation Plan or any similar plan or arrangement providing for cash payments to be made to any Person prior to the scheduled date for payment in full of all Liabilities.

6.  DEFAULT.

         6.1 Event of Default. Each of the following shall constitute an Event of Default under this Agreement:

                  (a) Non-Payment. Default in the payment, when due or declared due, of any of the Liabilities.

                  (b) Non-Payment of Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, Borrower, any other Obligor or any Subsidiary (other than (i) any Indebtedness under this Agreement and any Notes, (ii) any Indebtedness of Borrower or any Subsidiary to Borrower or to any other Subsidiary or
         (iii) Indebtedness under the Other Loan Agreements); provided that (x) the aggregate amount of Indebtedness so affected shall equal or exceed $25,000 and (y) failure to make any payment on any Subordinated Debt described in clause (i) of the definition of Subordinated Debt shall not be an Event of Default, so long as the holders of such Subordinated Debt are prohibited under the terms of such Subordinated Debt from taking any action, and refrain from instituting any litigation, to collect.

                  (c) Acceleration of Other Indebtedness. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, Borrower, any other Obligor or any Subsidiary (other than (i) any Indebtedness of Borrower or any
         Subsidiary to Borrower or to any other Subsidiary, (ii) the Indebtedness under this Agreement and any Notes or (iii) Indebtedness under the Other Loan Agreements) or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness; provided that (x) the aggregate amount of Indebtedness with respect to which such event or condition shall have occurred shall equal or exceed $25,000 and (y) any event or condition which shall have occurred which shall result in the acceleration of any Subordinated Debt described in clause (i) of the definition of Subordinated Debt shall not be an Event of Default, so long as the holders of such Subordinated Debt are prohibited under the terms of such Subordinated Debt from taking any action, and refrain from instituting any litigation, to collect.

                  (d) Other Obligations. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period or waiver of such default) of (i) any obligation or agreement of Borrower, any other Obligor or any Subsidiary to or with Lender (other than any obligation or agreement of Borrower hereunder and under any Related Agreement); or (ii) any material obligation or agreement of Borrower, any other Obligor or any Subsidiary to or with any other Person (other than (x) any such material obligation or agreement constituting or related to Indebtedness, (y) Trade Accounts Payable and
         (z) any material obligation or agreement of any Subsidiary to Borrower or to any other Subsidiary), except only to the extent that the existence of any such default is being contested by Borrower, such other Obligor or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and Borrower, such other Obligor or such Subsidiary, as applicable, shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

                  (e) Insolvency. Borrower, any other Obligor or any Subsidiary becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Borrower, such other Obligor or such Subsidiary, or for a substantial part of the property of Borrower, such other Obligor or such Subsidiary, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower, any other Obligor or any Subsidiary, or for a substantial part of the property of Borrower, any other Obligor or any Subsidiary and is not discharged or dismissed within 60 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Borrower, any other Obligor or any Subsidiary and, solely in the case where such proceeding shall have been instituted against Borrower, such Obligor or such Subsidiary, such proceeding shall not have been dismissed within 60 days or an order for relief shall have been entered; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Borrower, any other Obligor or any Subsidiary.

                  (f) Pension Plans. The institution by Borrower or any ERISA Affiliate of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower or any ERISA Affiliate would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $50,000; the institution by the PBGC of steps to terminate any Pension Plan and the continuation of either such condition after notice thereof from Lender; or a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

                  (g) Non-Compliance With This Agreement. Default in the performance of any of Borrower's agreements set forth in Section 2, 3.2, 3.3, 3.4, 5.3, 5.5, 5.6 or 5.12 through 5.30 (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default after written notice thereof to Borrower from Lender; or default in the performance of any of Borrower's agreements set forth in Section 5.2 (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default for three (3) Banking Days after notice thereof to Borrower from Lender; or default in the performance of any of Borrower's other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default for thirty (30) days after written notice thereof to Borrower from Lender.

                  (h) Non-Compliance With Related Agreements. Default in the performance by Borrower, any other Obligor or any Subsidiary of any of its agreements set forth in any Related Agreement (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default after notice from Lender and the expiration of the grace period (if any) set forth therein.

                  (i) Warranty. Any warranty made by Borrower or any other Obligor herein or in any Related Agreement is untrue or misleading in any material respect when made or deemed made; any schedule, statement, report, notice, certificate or other writing furnished by Borrower or any other Obligor to Lender is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by Borrower or any other Obligor to Lender is untrue or misleading in any material respect on or as of the date made or deemed made.

                  (j) Litigation. There shall be entered against any one of Borrower, any other Obligor or any Subsidiary one or more judgments or decrees in excess of $50,000 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been outstanding less than 30 calendar days from the entry thereof or
         (ii) for and to the extent which Borrower, such Subsidiary or such Obligor, as applicable, is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which Borrower, such Subsidiary or such Obligor, as applicable, is otherwise indemnified if the terms of such indemnification are satisfactory to Lender.

                  (k) Validity. If the validity or enforceability of this Agreement or any Related Agreement shall be challenged by

         Borrower, any other Obligor or any other Person acting through, or on behalf of, Borrower or any other Obligor, or shall fail to remain in full force and effect.

                  (l) Conduct of Business. If Borrower, any other Obligor or any Subsidiary is enjoined, restrained or in any way prevented by court order, which has not been dissolved or stayed within five (5) business days, from conducting all or any material part of its business affairs.

                  (m) Board Membership. If (x) Alexander M. Milley or (y) Robert C. Shaw and Steven Hollopeter shall for any reason other than the death, disability or permanent incapacity of any such individual cease to be members of the board of directors of Borrower.

                  (n) Material Adverse Change. Lender shall have determined in good faith that (i) a material adverse change has occurred in the business, operations or financial condition of Borrower, any other Obligor or any Subsidiary, (ii) Lender's interest in any material Collateral or Third Party Collateral has been adversely affected or impaired, or the value thereof to Lender has been diminished to a material extent or (iii) the prospect of payment or performance of any obligation or agreement of Borrower or any other Obligor hereunder or under any Related Agreement is materially impaired, and the condition giving rise to such determination does not constitute an Event of Default under any of the other subsections of this Section 6.1 and continues to exist unremedied for a period of thirty (30) days after written notice of such determination by Lender to Borrower.

                  (o) Other Loan Agreements. The existence of any other "Event of Default" under and as defined in the Other Loan Agreements.

         6.2      Effect of Event of Default; Remedies.

         (a) In the  event  that one or more  Events  of  Default  described  in
Section 6.1(e) shall occur, then Lender's commitment and the Credit extended under this Agreement shall terminate and all Liabilities hereunder and under any Notes shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

         (b) In the  event an Event  of  Default  other  than one  described  in
Section 6.1(e) shall occur, then Lender may declare its commitment terminated and/or all Liabilities hereunder and under any Notes immediately due and payable without demand or notice of any kind whatsoever, whereupon the Credit extended under this Agreement shall terminate and all Liabilities hereunder and under any Notes shall be immediately due and payable. Lender shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

         (c) If any Event of Default exists and is continuing, Lender may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

                  (1) Any remedy contained in this Agreement or in any of the Related Agreements or any Supplemental Documentation;

                  (2) Any rights and remedies available to Lender under the UCC and any other applicable law;

                  (3) To the extent permitted by applicable law, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral and Third Party Collateral (in addition to Collateral and Third Party Collateral which it may already have in its possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any premises where any of the Collateral or Third Party Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral or Third Party Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same in any of Borrower's premises without cost to Lender;

                  (4) At Lender's request, Borrower will (and will cause its Subsidiaries to), at Borrower's (or such Subsidiaries') expense, assemble the Collateral and Third Party Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower; and

                  (5) Lender at its option, and pursuant to notification given to Borrower (or any other applicable Obligor) as provided for below, may sell any Collateral or Third Party Collateral actually or constructively in its possession at public or private sale and apply the proceeds thereof as provided below.

7.       ADDITIONAL PROVISIONS REGARDING COLLATERAL AND LENDER'S RIGHTS.

         7.1 Notice of Disposition of Collateral. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition.

         7.2 Application of Proceeds of Collateral. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the taking possession of, storing, preparing for sale, and disposition of Collateral, including Attorneys' Fees and legal expenses, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

         7.3 Care of Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of Lender to comply with such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

         7.4 Performance of Borrower's Obligations. Lender shall have the right, but shall not be obligated, to discharge any claims against or Liens, and any Taxes at any time levied or placed upon any or all Collateral, including, without limitation, those arising under statute or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others. Lender may also pay for maintenance and preservation of Collateral. Lender may, but is not obligated to, perform or fulfill any of Borrower's responsibilities under this Agreement which Borrower has failed to perform or fulfill. Lender may advance to Borrower as a Loan any payment made or expense incurred by Lender under this Section 7.4.

         7.5 Lender's Rights. None of the following shall affect the obligations of Borrower to Lender under this Agreement or Lender's right with respect to the remaining Collateral or any Third Party Collateral (any or all of which actions may be taken by Lender at any time, whether before or after an Event of Default, at its sole and absolute discretion and without notice to Borrower):

                  (a) acceptance or retention by Lender of other property or interests in property as security for the Liabilities, or acceptance or retention of any Obligor(s), in addition to Borrower, with respect to any of the Liabilities;

                  (b) release of its security interest in, or the surrender or release of, or the substitution or exchange of or for, all or any part of the Collateral or any Third Party Collateral or any other property securing any of the Liabilities (including but not limited to any property of any Obligor other than Borrower), or any extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange, of any obligations of any guarantor or other Obligor with respect to any Collateral, any Third Party Collateral or any such property;

                  (c) extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange of any of the Liabilities, or release or compromise of any obligation of any Obligor with respect to any of the Liabilities; or

                  (d) failure by Lender to resort to other security or pursue any Person liable for any of the Liabilities before resorting to the Collateral or Third Party Collateral.

8.  CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER MATTERS.

         8.1 Conditions Precedent. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent (in addition to those provided in Section 8.2):

                  8.1.1 Security   Interest.   The  security  interest  in  the
         Collateral granted under this Agreement and the Related Agreements, and in any Third Party Collateral and all other Liens granted to Lender to secure the Liabilities, shall be a senior, perfected Lien except as otherwise agreed by Lender, and all financing statements and other documents relating to Collateral and Third Party Collateral shall have been filed or recorded, as appropriate.

                  8.1.2 Financial Statements. Borrower shall deliver to Lender Borrower's audited consolidated and consolidating financial statements as at December 31, 1994, prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year.

                  8.1.3 Other Loan Agreements. The Other Loan Agreements shall have become effective in accordance with their terms.

                  8.1.4 Blocked Account; Lock Box. Borrower and its Subsidiaries shall have entered into blocked account and/or lock box agreements with Lender for the collection and remittance to Lender of cash proceeds of Collateral and Third Party Collateral.

                  8.1.5 Effect of Law. No law or regulation affecting Lender's entering into this Agreement shall impose upon Lender any material obligation, fee, liability, loss, cost, expense or damage.

                  8.1.6 Exhibits; Schedules. All Exhibits and Schedules to this Agreement shall have been completed and submitted to

         Lender, shall be in form and substance reasonably satisfactory to Lender and shall contain no facts or information which Lender, in its reasonable judgment, determines to be unacceptable.

                  8.1.7 Fees. Lender shall have received all fees then due and payable by Borrower or any other Person hereunder or in connection herewith.

                  8.1.8 Documents. Lender shall have received all of the following, each duly executed where appropriate and dated as of the Restatement Date (or such other date as shall be satisfactory to Lender), in form and substance satisfactory to Lender:

                  (a) Resolutions. A copy, duly certified by the secretary or an assistant secretary of Borrower and each Subsidiary party to a Related Agreement, of: (1) resolutions of the Board of Directors of Borrower and each such Subsidiary authorizing (A) the borrowings by Borrower hereunder and (B) the execution, delivery and performance by Borrower and each such Subsidiary of this Agreement and each other Related Agreement to which Borrower and each such Subsidiary is a party or by which it is bound; (2) all documents evidencing any other necessary corporate action with respect to this Agreement and the Related Agreements; and (3) all approvals or consents, if any, with respect to this Agreement and the Related Agreements;

                  (b) Incumbency Certificates. A certificate of the secretary of Borrower and each Subsidiary party to a Related Agreement certifying the names of the officers of Borrower and each such Subsidiary authorized to sign this Agreement and each other Related Agreement to which Borrower and each such Subsidiary is a party or by which any of them is bound, and all other documents and certificates to be delivered by any of them hereunder, together with samples of the true signatures of such officers;

                  (c) Borrower's Certificate. The certificate of the President or Chief Executive Officer of Borrower certifying to the fulfillment of all conditions precedent to closing and funding the secured financing transaction contemplated by this Agreement and to the truth and accuracy, as of such date, of the representations and warranties of Borrower and each Subsidiary party to a Related Agreement contained in this Agreement and each other Related Agreement to which Borrower or such Subsidiary is a party or by which it is bound;

                  (d) Accountant's Letter. With respect to the financial statements referred to in Section 4.6, a "reliance letter" from the accountants who prepared such statements in form and content acceptable to Lender;

                  (e) Bylaws. A copy, duly certified by the secretary or an assistant secretary of Borrower and each Subsidiary party to a Related Agreement, of the Bylaws of Borrower and each such Subsidiary;

                  (f) Charter. A copy, duly certified by the Secretary of State of the state of organization of each such Person, of the Certificate of Incorporation of Borrower and each Subsidiary party to a Related Agreement;

                  (g) Registration; Good Standing. A copy, duly certified by the applicable Secretary of State, of a certificate of good standing issued by the Secretary of the State of the state of organization of Borrower and each Subsidiary party to a Related Agreement and each other state where Borrower and each such Subsidiary is qualified to do business or where, because of the nature of its business or properties, qualification to do business is required;

                  (h) Legal Opinion. A legal opinion from counsel for Borrower and each Subsidiary party to a Related Agreement substantially in the form of Exhibit I;

                  (i) Insurance.   Evidence   satisfactory  to  Lender  of  the
         existence of insurance on the Collateral, Third Party Collateral and business of Borrower and each Subsidiary in amounts and with insurers acceptable to Lender, together with evidence establishing that Lender is named as a loss payee and/or additional insured, as applicable, on all related insurance policies;

                  (j) Landlord's Consents. A Landlord's Consent, duly executed by the owner of each leased premises identified on
         Schedule 4.12, 4.13 or 4.15 where Collateral or Third Party Collateral is located other than 4209 Vineland Road, Orlando, Florida;

                  (k) Note.  The Term Note in the form of Exhibit C;

                  (l) Guaranty. A Guaranty, duly executed by Delaware, Contempo and Contempo West;

                  (m) Pledge Agreement. A Pledge Agreement, duly executed by Borrower, together with all intercompany notes pledged thereunder, duly endorsed in blank or accompanied by duly endorsed blank bond powers or allonges; and

                  (n) Other Documents. Such other documents as Lender shall determine to be necessary or desirable, including but not limited to documents described in paragraphs (a), (b), (e), (f), (g), (h) and (i) of this Section 8.1.8 with respect to any Obligor other than Borrower and its Subsidiaries.

         8.2 Further Conditions Precedent; Certification. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent in addition to those provided in
Section 8.1:

                  (a) No Change in Condition. No change in the condition or operations, financial or otherwise, of Borrower, any Subsidiary or any other Obligor shall have occurred which change, in the reasonable credit judgment of Lender, would reasonably be expected to have a material adverse effect on Borrower, such Subsidiary or such other
         Obligor, or on any Collateral or Third Party Collateral (which Collateral or Third Party Collateral Lender deems in its sole discretion to be material);

                  (b) Default. Before and after the effectiveness hereof, no Event of Default or Default shall have occurred and be continuing;

                  (c) Insurance. There shall have been no material change, or notice of prospective material change (whether such notice is formal or informal), in the nature, extent, scope or cost of the insurance policies of Borrower or any Subsidiary listed on Schedule 4.7 which change would have a material adverse effect on the financial condition of Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole, or would significantly adversely affect Borrower's ability to perform its obligations under this Agreement, the Notes, or any Related Agreement to which it is a party or by which it is bound;

                  (d) Warranties. Before and after the effectiveness hereof, the warranties in Section 4 shall be true and correct as though made on the Restatement Date, except for such changes as are specifically permitted hereunder; and

                  (e) Accounting Methods. Borrower shall not have made any material (as reasonably determined by Lender) change in its accounting methods or principles except as required by GAAP.

         Each request for a Loan hereunder made or deemed to have been made by Borrower shall be deemed to be a certificate of Borrower as to the matters set out in the foregoing provisions of this Section 8.2.

9.  INDEMNITY.

         9.1 Environmental and Safety and Health Indemnity. Borrower hereby indemnifies Lender and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of the violation by Borrower or any of its Subsidiaries of any Environmental Law or Occupational Safety and Health Law, or with respect to, or as a direct or indirect result of, (i) the presence on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission or release from, properties utilized by Borrower and/or any Subsidiary into or upon any land, the atmosphere, or any watercourse, body of water, groundwater or wetland, of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) or (ii) the existence of any unsafe or unhealthful condition on or at any premises utilized by Borrower and/or any Subsidiary in the conduct of its business. The provisions and undertakings of indemnification set out in this Section 9.1 shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

         9.2 General Indemnity. In addition to the payment of expenses pursuant to Section 11.3, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender and any holder of any Note, and the officers, directors, employees, agents, and affiliates of Lender and such holders (collectively, the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, any Related Agreement or any other agreements executed and delivered by Borrower or any other Obligor in connection herewith, the statements contained in any commitment letter delivered by Lender, Lender's agreement to make the Loans hereunder, or the use or intended use of the proceeds of any of the Loans hereunder (the "indemnified liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions and undertakings of indemnification set out in this Section 9.2 shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

         9.3 Capital Adequacy. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force or law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and such increase is based upon the existence of Lender's obligations hereunder and other commitments of this type, then from time to time, within ten (10) days after demand from Lender, Borrower shall pay to Lender such amount or amounts as will compensate Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this Section 9.3 shall take into consideration the policies of Lender or any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this Section 9.3 shall be delivered to Borrower and shall be conclusive in the absence of manifest error. The provisions and undertakings of indemnification set out in this Section 9.3 shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

         9.4 Other Indemnities. Notwithstanding anything to the contrary elsewhere in this Agreement, all other indemnities of Borrower in favor of Lender contained in this Agreement shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

10. ADDITIONAL PROVISIONS. Additional provisions are set forth in Supplement A.

11.  GENERAL.

     11.1 Borrower Waiver. Except as otherwise provided for in this Agreement, Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions or renewals of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and, assuming Lender has acted in a commercially reasonable manner, hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or Lender's relevy, attachment or levy on or of, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

     11.2 Power of Attorney. Borrower appoints Lender, or any Person whom Lender may from time to time designate, as Borrower's attorney and agent-in-fact with power (which appointment and power, being coupled with an interest, shall be irrevocable until all Liabilities are finally paid and performed in full and this Agreement is terminated), without notice to Borrower, to:

                  (a) At such time or times hereafter as Lender or said agent, in its sole and absolute discretion, may determine in Borrower's or Lender's name (i) endorse Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of Lender or under Lender's control and apply such payment or proceeds to the Liabilities in accordance with the terms hereof; (ii) endorse Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in Lender's possession relating to Accounts Receivable, Inventory or any other Collateral; (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which Borrower has access relating to Accounts Receivable, Inventory and/or other Collateral; (iv) use Borrower's stationery and sign the name of Borrower to verification of Accounts Receivable and notices thereof to Account Debtors; and (v) if not done by Borrower, do all acts and things determined by Lender to be necessary, to fulfill Borrower's obligations under this Agreement; and

                  (b) At such time or times after the occurrence and during the continuance of an Event of Default, as Lender or said agent, in its sole and absolute discretion, may determine, in

         Borrower's or Lender's name: (i) demand payment of the Accounts Receivable; (ii) enforce payment of the Accounts Receivable, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Accounts Receivable and other Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts Receivable; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts Receivable; (vi) if permitted by applicable law, sell or assign the Accounts Receivable and/or other Collateral upon such terms for such amounts and at such time or times as Lender may deem advisable; (vii) discharge and release the Accounts Receivable and/or other Collateral; (viii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (ix) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts Receivable and/or other Collateral; and (x) do all acts and things necessary, in Lender's sole and absolute discretion, to obtain repayment of the Liabilities and to fulfill Borrower's other obligations under this Agreement.

         11.3 Expenses; Attorneys' Fees. Borrower agrees, whether or not any Loan is made hereunder, to pay upon demand all Attorneys' Fees and all other reasonable expenses incurred by Lender in connection with (i) the preparation, negotiation and execution of this Agreement, any Related Agreement, the Other Loan Agreements, the Other Loan Documents and any document required to be furnished in connection herewith or therewith, (ii) the preparation of any and all amendments to this Agreement or any of the Related Agreements and all other instruments or documents provided for therein or delivered or to be delivered thereunder or in connection therewith, (iii) the collection or enforcement of Borrower's or any other Obligor's obligations hereunder or under any Related Agreement, and (iv) the collection or enforcement of any of Lender's rights in or to any Collateral or Third Party Collateral; provided, however, that Borrower shall have no obligation to pay the Attorney's Fees in clause (i) of this sentence to the extent that the same exceed $30,000. Lender may advance all such amounts to Borrower as a Loan. Borrower also agrees, (v) to indemnify and hold Lender harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans except for losses and expenses arising from Lender's gross negligence or willful misconduct, and (vi) to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, or any Related Agreement or Supplemental Documentation, or the issuance of any Note or of any other instruments or documents provided for herein or to be delivered hereunder or in connection herewith. Borrower's foregoing obligations shall survive any termination of this Agreement.

         11.4 Lender Fees and Charges. Borrower agrees to pay Lender on demand the customary fees and charges of Lender for maintenance of accounts with Lender or for providing other services to Borrower. Lender may, in its sole and absolute discretion, provide for such payment by advancing the amount thereof to Borrower as a Loan.

         11.5 Lawful Interest. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest applicable rate, Lender shall promptly refund such excess interest to Borrower.

         11.6 No Waiver by Lender; Amendments. No failure or delay on the part of Lender in the exercise of any power or right, and no course of dealing between Borrower and Lender shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to Lender at law or in equity. No notice to or demand on Borrower not required hereunder shall in any event entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Related Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lender and Borrower. Any waiver of any provision of this Agreement, and any consent to any departure by Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

         11.7  Termination of Credit.

                  (a) Unless the Termination Date is extended pursuant to clause
         (b) of this Section 11.7, the Credit shall terminate on the then-scheduled Termination Date. Borrower may terminate the Credit at any time prior to the Termination Date upon notice to Lender and payment in full of the outstanding principal balance of the Loans and all other Liabilities. All of Lender's rights and remedies, the liens and security interests of Lender in the Collateral and the Third Party Collateral and all of Borrower's duties and obligations under this Agreement shall survive termination of the Credit extended to Borrower hereunder until all of the Liabilities have been finally paid and performed in full. The termination or cancellation of the Credit shall not affect or impair the liabilities and obligations of Borrower or any one or more of the Obligors to Lender or Lender's rights with respect to any Loans and advances made and other Liabilities incurred prior to such termination or with respect to the Collateral or any Third Party Collateral.

                  (b) Borrower may, not more than 90 days nor less than 75 days prior to any scheduled Termination Date, request that Lender extend the Credit for an additional one-year period to the next anniversary of such date. Unless Lender, in the exercise of its sole and complete discretion, notifies Borrower of its willingness to extend the Credit for such additional one-year period, the Credit shall terminate on the then scheduled Termination Date (and all Loans and other Liabilities shall be thereupon due and payable).

         11.8 Notices. Except as otherwise expressly provided herein, any notice hereunder to Borrower or Lender shall be in writing (including telegraphic, telex, or facsimile communication) and shall be given to Borrower or Lender at its address, telex number or facsimile number set forth on the signature pages hereof or at such other address, telex number or facsimile number as Borrower or Lender may, by written notice, designate as its address, telex number or facsimile number for purposes of notices hereunder. All such notices shall be deemed to be given when transmitted by telex and the appropriate answerback is received, transmitted by facsimile, delivered to the telegraph office, delivered by courier, personally delivered or, in the case of notice by mail, three (3) Banking Days following deposit in the United States mails, properly addressed as herein provided, with proper postage prepaid; provided, however, that notice to Lender of Borrower's intent to terminate the Credit shall not be effective until actually received by Lender.

         11.9 Assignments and Participations; Information. Borrower hereby consents to Lender's grant of participations in or sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or any Related Agreement, or of any portion of any thereof, including without limitation Lender's rights, titles, interests, remedies, powers and/or duties. Lender may furnish any information concerning Borrower in the possession of Lender from time to time to assignees of the rights and/or obligations of Lender hereunder and to Participants in any Loan (including prospective assignees and Participants) and may furnish information in response to credit inquiries consistent with general banking practice. Lender shall promptly notify Borrower of Lender's grant of any participation in or sale, assignment, transfer or other disposition of this Agreement or any Related Agreement, or of any portion of any thereof. Borrower shall use its reasonable efforts to assist Lender in its efforts to sell assignments and participations.

         11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         11.11 Successors. This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and Lender and the successors and assigns of Lender. Borrower shall not assign its rights or duties hereunder without the consent of Lender.

         11.12 Construction. Borrower acknowledges that this Agreement shall not be binding upon Lender until and unless accepted by Lender in writing. If so accepted by Lender, this Agreement and the Related Agreements and Supplemental Documentation shall, unless otherwise expressly provided therein, be deemed to have been negotiated and entered into in, and shall be governed and controlled by the laws of, the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects, including, but not limited to, the legality of the interest rate and other charges, but excluding perfection of security interests and liens which shall be governed and controlled by the laws of the relevant jurisdiction.

         11.13 Consent to Jurisdiction. To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE RELATED AGREEMENTS, THE SUPPLEMENTAL DOCUMENTATION OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

         11.14 Subsidiary Reference. Any reference herein to a Subsidiary or Subsidiaries of Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to "Borrower and its Subsidiaries" or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Borrower for financial reporting purposes.

         11.15 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS
(i) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         Initials of Alexander M. Milley, President of Borrower:
                .

         11.16 Prior Actions. Borrower hereby waives, releases and forever discharges Lender, its officers, employees and agents, from any and all rights, claims, demands or causes of action against Lender, in law or in equity, arising out of Lender's past actions or omissions with respect to the Original Loan Agreement, any other agreements or documents, or any lien or collateral securing any Liabilities under and as defined in the Original Loan Agreement.

12.  BORROWER GUARANTY.

     12.1 Guaranty of Payment. Borrower hereby absolutely, unconditionally and irrevocably

                  (i) guarantees the full and prompt payment and performance when due, whether by required payment, declaration, acceleration, or otherwise, and at all times thereafter, of all of the monetary obligations of each of Delaware, Contempo and Contempo West under, or in respect of, the Indebtedness of such Subsidiaries under the Other Loan Agreements and the Other Loan Documents (the "Guaranteed Obligations"); and

                  (ii) agrees to reimburse Lender for all costs and expenses, including, without limitation, Attorneys' Fees, which Lender expends or incurs in collecting or compromising any Guaranteed Obligation and in enforcing this Section 12, whether or not suit is filed, including all costs, expenses, reasonable Attorneys' Fees, and other charges incurred by Lender in connection with any insolvency, bankruptcy, reorganization, liquidation, dissolution, arrangement, or other similar proceeding involving Borrower which in any way affects the exercise by Lender of its rights, powers, remedies, and privileges with respect to this Section 12 or the outstanding principal amount of the Guaranteed Obligations.

     12.2 Obligations Absolute, Unconditional, etc. Borrower agrees that its obligations under this Section 12 shall be absolute, unconditional, and irrevocable, irrespective of the genuineness, validity, legality, or enforceability of the Guaranteed Obligations, the Other Loan Agreements, or any Other Loan Document, or any other instrument or collateral relating to or securing the payment, performance, or observance thereof or any other circumstance which could otherwise constitute a legal or equitable discharge of a surety or guarantor, and Lender may proceed to enforce this Section 12 without pursuing or collecting a judgment against any other Person, without resorting to or enforcing any other collateral or security and without any other action whatsoever. Lender shall have no obligation to protect, secure, perfect, or insure any collateral security document or property at any time held as security for the Guaranteed Obligations or this Section 12. Borrower hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of:

                  (a) any right to require Lender to proceed against Delaware, Contempo, Contempo West or any other Obligor or any other Person, or to proceed against or exhaust any other security or collateral for the payment, performance, or observance of the Guaranteed Obligations, or to pursue any other remedy whatsoever before proceeding against Borrower hereunder;

                  (b) any defense that may arise by reason of the incapacity, lack of authority, death, or disability of any Person, or the failure of Lender to file or enforce a claim against any estate (in administration, bankruptcy or any other proceedings) of any Person;

                  (c) any defense based upon an election of remedies by Lender, including an election to proceed by non-judicial rather than judicial foreclosure;

                  (d) any other defense of Delaware, Contempo or Contempo West, or the cessation of the liability of Delaware, Contempo or Contempo West, for any cause whatsoever, with respect to any Guaranteed Obligation;

                  (e) any other defense of any kind, whether now existing or arising hereafter, of Borrower to any action, suit, or judicial or legal proceeding that may be instituted with respect to this Section 12;

                  (f) presentment, demand, protest and notice of any kind, including, without limitation, notice of the creation or non-payment or non-performance of all or any of the Guaranteed Obligations, notice of dishonor or protest, notice of acceptance by Lender of this Section 12, notice of the existence, creation or incurrence of any new or additional indebtedness, obligation, or other liability, and notice of action or non-action on the part of Lender, Delaware, Contempo, Contempo West or any other Obligor or other Person in connection with the Guaranteed Obligations or otherwise; and

                  (g) any duty on the part of Lender or any other Person to disclose to Borrower any facts or information any such Person may now or hereafter know or possess regarding Delaware, Contempo, Contempo West, the Guaranteed Obligations or any other matter whatsoever, regardless of whether such Person has reason to believe that such facts or other information may materially increase the risk which Borrower intends to assume or has reason to believe that such facts or other information are unknown to Borrower or has a reasonable opportunity to communicate such facts or other information, it being understood and agreed that Borrower is fully and solely responsible for being and keeping informed of the financial condition of Delaware, Contempo and Contempo West and of all other circumstances bearing on the risk of non-payment, non-performance, or non-observance of any Guaranteed Obligation.

This Section 12 shall in all respects be a continuing, absolute, unconditional, and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations have been fully paid. This Section 12 shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, in whole or in part, of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any of Delaware, Contempo or Contempo West, or upon or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to Borrower or any of Delaware, Contempo or Contempo West or any part of the property of any thereof, or otherwise, all as though such payments had never been made. If any Event of Default shall at any time have occurred and be continuing and acceleration of the Indebtedness represented by any Other Loan Agreement shall at any time be prevented by reason of the pendency against the Subsidiary obligated thereunder of a case or proceeding under a bankruptcy or insolvency law, Borrower agrees that, for purposes of this Section 12 and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder of such Indebtedness had accelerated the same in accordance with the terms of such Other Loan Agreement, and Borrower shall forthwith pay such principal amount and interest (if any) thereon and other Guaranteed Obligations without further notice or demand.

     12.3 Waiver of All Defenses. Lender may, from time to time, in its sole discretion and without notice to the Borrower, take any or all of the following actions, all without in any way diminishing, impairing, releasing, or affecting the liability or obligations of Borrower under or with respect to this Section 12, and Borrower hereby irrevocably consents to any or all of the following actions by Lender or any holder of any Guaranteed Obligation:

                  (a) retain or obtain a Lien in any property to secure any of the Guaranteed Obligations or any obligation hereunder;

                  (b) retain or obtain the primary or secondary obligation of any obligor or obligors with respect to any of the Guaranteed Obligations;

                  (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any of the Guaranteed Obligations, or release or compromise any obligation of any nature of any other Obligor or any other Person with respect to any of the Guaranteed Obligations or amend or modify in any respect any Other Loan Agreement or any Other Loan Document;

                  (d) waive, modify, subordinate, compromise or release its Lien in, or surrender, release, or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or waive, release, subordinate, compromise, modify, alter or exchange any guaranty or other obligations of any nature of any obligor with respect to any such property; and

                  (e) resort to Borrower for payment of any of the Guaranteed Obligations, whether or not Lender shall have resorted to or exhausted any other remedy or any other security or collateral for any obligation hereunder or shall have proceeded against Delaware, Contempo, Contempo West or any other Obligor or any other Person primarily or secondarily obligated with respect to any of the Guaranteed Obligations.

Borrower absolutely, unconditionally, and irrevocably agrees that its liability hereunder, and the remedies for the enforcement of such liability, shall in no way be diminished or affected by:

                  (i) the release or discharge of Delaware, Contempo or Contempo West or any other Obligor or any other Person responsible for the payment, performance, or observance of any Guaranteed Obligation in any creditors', receivership, bankruptcy, reorganization, insolvency, or other case or proceeding;

                  (ii) the rejection or disaffirmance in any such proceeding of any instrument evidencing, securing, or executed in connection with the Guaranteed Obligations; or

                  (iii) the impairment, limitation, or modification of the Guaranteed Obligations resulting from the operation of any present or future provision of the federal Bankruptcy Code or any other statute or law of any kind or from the decision or order of any court.

Borrower absolutely, unconditionally, and irrevocably further agrees that:

                  (x) the creation from time to time of Guaranteed Obligations, and the application or allocation of amounts received by the Lender or any other Person to the payment of such Guaranteed Obligations, and the creation, existence, or enforcement from time to time of any security for the Guaranteed Obligations, and the application and allocation of the proceeds of such security, shall in no way affect or impair the rights, remedies, powers and privileges of Lender or any other holder of a Guaranteed Obligation or the obligations of Borrower under this
         Section 12; and

                  (y) any amounts received by Lender from whatsoever source on account of the Guaranteed Obligations may be applied by it toward the payment of such of the Guaranteed Obligations and in such order of application as Lender may in its sole discretion determine.

Borrower hereby expressly waives notice of the creation of the Guaranteed Obligations and all diligence in collection or protection of or realization upon the Guaranteed Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

     12.4 Payment, etc., by Borrower. Borrower hereby unconditionally covenants and agrees that, in the event any of Delaware, Contempo or Contempo West shall fail duly and punctually to pay any Guaranteed Obligation on the date on which such payment is due (whether at scheduled maturity, by acceleration, or otherwise), Borrower will, within five Business Days after the receipt of written notice from Lender demanding payment of the amount of the Guaranteed Obligation which the Subsidiary primarily obligated thereon has failed to pay, pay the entire amount of Guaranteed Obligations demanded to Lender at its office at 231 South LaSalle Street, Chicago, Illinois 60697, in same day funds. If Borrower fails to pay any such amount, Lender may institute any action or proceeding, and make, obtain and enforce a judgment or final decree, against Borrower and collect in the manner provided by law or in equity out of Borrower's property, wherever situated, all amounts adjudged or decreed to be payable. Borrower further agrees that Lender may from time to time, upon receipt by Lender of any proceeds of any collateral granted by Borrower to Lender in connection herewith, apply such proceeds to the payment of the Guaranteed Obligations.

     12.5 Subrogation. Borrower hereby irrevocably agrees not to assert any claim or other right which it may now or hereafter acquire against each of Delaware, Contempo and Contempo West or any other Obligor that arises from the existence, payment, performance or enforcement of Borrower's obligations under this Section 12 or any other Related Agreement, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of Lender against the Borrower or any other Obligor or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other right, until all Guaranteed Obligations have been finally paid in full in cash and all obligations of Lender to make advances to Borrower, Delaware, Contempo and Contempo West have been terminated.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                     AZIMUTH CORPORATION

                                     By:____________________________________
                                     Title:_________________________________

                                     Address:    4209 Vineland Road
                                                 Suite J-1
                                                 Orlando, Florida  32811
                                     Attention:  Alexander M. Milley

                                     Facsimile number: (407) 849-0625


                                     BANK OF AMERICA ILLINOIS

                                     By:____________________________________
                                     Title:_________________________________

                                     Address:    231 South LaSalle Street
                                                 Chicago, Illinois  60697

                                     Attention:  Andrew J. Sutherland

                                     Facsimile number: 312/828-3889

                                  SUPPLEMENT A
                                       to
                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

               Dated as of October 9, 1995 between BANK OF AMERICA
            ILLINOIS ("Lender") and AZIMUTH CORPORATION ("Borrower")


1. Loan Agreement Reference. This Supplement A, as it may be amended or modified from time to time, is a part of the Second Amended and Restated Loan and Security Agreement dated as of October 9, 1995 between Borrower and Lender (together with all amendments, modifications and supplements thereto, the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement shall have the meaning ascribed to them therein unless the context requires otherwise.

2. Interest.

   2.1 Loans. (a) Interest to Maturity. The unpaid principal balance of the Loans shall bear interest to maturity at 11% per annum.

         (b) Default Rate. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans shall bear interest until paid at a rate per annum equal to 13%.

         2.2 Computation. Interest shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed. Changes in any interest rate provided for herein which are due to changes in the Reference Rate shall take effect on the date of the change in the Reference Rate.

         2.3 Payment. Until maturity, interest on the Loans shall be payable monthly in arrears on the last day of each calendar month at maturity. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. Notwithstanding the foregoing, if no Event of Default or Unmatured Event of Default shall have occurred and be continuing (excluding any Unmatured Event or Default relating to the non-payment of interest which is capitalized pursuant to this Section 2.3), until the Termination Date, at Borrower's option, all interest payable on the Loans shall be capitalized and added at the end of each March, June, September and December to the unpaid principal amount of the Loans on which such interest was payable.

3. Additional Covenants. From the date of the Loan Agreement and thereafter until all of Borrower's Liabilities under the Loan

Agreement are paid in full, Borrower agrees that, unless Lender otherwise consents in writing, it will:

         3.1  Consolidated Net Worth.  Not permit Borrower's
Consolidated Net Worth to be less than $2,750,000.

         3.2 Current Ratio. Not permit the ratio of Borrower's consolidated current assets to Borrower's consolidated current liabilities to be less than 1.35:1.

         3.3 Liabilities to Net Worth Ratio. Not permit the ratio of Borrower's consolidated total liabilities to Borrower's Consolidated Net Worth to exceed 6.2:1.

         3.4 Working Capital. Not permit the excess of Borrower's consolidated current assets over Borrower's consolidated current liabilities (excluding interest bearing Indebtedness with a maturity of less than one year from the date of calculation) to be less than $3,500,000.

         3.5 Capital Expenditures. Not, and not permit any Subsidiary to, purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all fixed assets purchased or otherwise acquired by Borrower and its Subsidiaries on a consolidated basis in any one Fiscal Year would exceed $425,000 in any Fiscal Year.

         3.6 Consolidated Senior Debt-Equity Ratio. Not permit the Consolidated Senior Debt-Equity Ratio to exceed 250%.

         3.7 Consolidated Senior Interest Coverage Ratio. From and after October 31, 1995, not permit the Consolidated Senior Interest Coverage Ratio to be less than 100%.

Borrower's Initials:___________________
Lender's Initials:_____________________
Date: October 9, 1995